AARON’S 401(k) RETIREMENT PLAN

Effective November 6, 2020

AARON’S 401(k) RETIREMENT PLAN

Aaron’s, LLC (the “Controlling Company”) hereby adopts the Aaron’s 401(k) Retirement Plan (the “Plan”).

STATEMENT OF PURPOSE

A. The Plan is being established in connection with the spinoff of the Controlling Company as the subsidiary of a separate publicly traded company from Aaron’s Holdings Company, Inc. (to be renamed as ProG Holdings, Inc.). In connection with the corporate spinoff, the Plan will receive a transfer of assets and liabilities from the Progressive Leasing Employee Retirement Plan (formerly known as the Aaron’s, Inc. Employees Retirement Plan).

B. The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.

C. The Controlling Company intends that the Plan be a profit sharing plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The Plan is intended to be a safe harbor 401(k) plan pursuant to Internal Revenue Code Section 401(k)(12).

STATEMENT OF AGREEMENT

To establish the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

i

1.36	Entry Date	8
1.37	ERISA	8
1.38	Forfeiture	8
1.39	Highly Compensated Employee	8
	(a) General Rule	8
	(b) Compliance with Code Section 414(q)	9
1.40	Holdings Stock	9
1.41	Holdings Stock Fund	9
1.42	Hour of Service	9
	(a) General Rule	9
	(b) Equivalencies	10
	(c) Changes by Administrative Committee	10
	(d) Computation Period	10
1.43	Investment Committee	11
1.44	Investment Fund or Investment Funds	11
1.45	Key Employee	11
1.46	Leave of Absence	11
1.47	Limitation Year	11
1.48	Matching Account	11
1.49	Maximum Deferral Amount	11
1.50	Named Fiduciary	11
1.51	Nonelective Account	11
1.52	Nonelective Contributions	11
1.53	Non-Key Employee	11
1.54	Normal Retirement Age	11
1.55	Participant	11
1.56	Participant Contributions	12
1.57	Participating Company	12
1.58	Permissive Aggregation Group	12
1.59	Plan	12
1.60	Plan Year	12
1.61	Prior Plan	12
1.62	Qualified Military Service	12
1.63	Qualified Spousal Waiver	12
1.64	Required Aggregation Group	12
1.65	Rollover Account	12
1.66	Rollover Contribution	12
1.67	Roth Account	12
1.68	Roth Contributions	13
1.69	Roth Rollover Account	13
1.70	Safe Harbor Matching Account	13
1.71	Safe Harbor Matching Contributions	13
1.72	Aaron’s Stock	13
1.73	Aaron’s Stock Fund	13
1.74	Spouse or Surviving Spouse	13
1.75	Supplemental Account	13

1.76	Supplemental Contributions	13
1.77	Top-Heavy Group	13
1.78	Top-Heavy Plan	13
1.79	Transfer Account	13
1.80	Transfer Contributions	14
1.81	Trust or Trust Agreement	14
1.82	Trust Fund	14
1.83	Trustee	14
1.84	Valuation Date	14
1.85	Year of Eligibility Service	14
	(a) Predecessor Plan	14
	(b) Predecessor Employer	14
	(c) Reemployed Veterans	15
1.86	Years of Vesting Service	15
	(a) Pre-Break Service	15
	(b) Post-Break Service	15
	(c) Predecessor Plan	15
	(d) Predecessor Employer	15
	(e) Reemployed Veterans	15

ARTICLE II ELIGIBILITY		16
2.1	Initial Eligibility Requirements	16
	(a) General Rule	16
	(b) Safe Harbor Matching Contributions and Nonelective Contributions	16
	(c) Participation on Effective Date	16
	(d) New Participating Companies	16
2.2	Treatment of Interruptions of Service	16
	(a) Leave of Absence or Layoff	16
	(b) Termination Before Participation	16
	(c) Termination After Participation	17
2.3	Change in Status	17
	(a) Exclusion Before Participation	17
	(b) Exclusion After Participation	17
	(c) Change to Covered Employee Status	17
2.4	Participant Information	17

ARTICLE III CONTRIBUTIONS		18
3.1	Participant Contributions	18
	(a) Generally	18
	(b) After-Tax Contributions	18
	(c) Deferral Elections	18
	(d) Catch-Up Contributions	19
	(e) Before-Tax and Roth Contributions	20
3.2	Safe Harbor Matching Contributions	20
3.3	Nonelective Contributions	20
3.4	Form of Contributions	21
3.5	Timing of Contributions	21

	(a) Before-Tax and Roth Contributions	21
	(b) Company Contributions	21
3.6	Contingent Nature of Company Contributions	21
3.7	Restoration Contributions	22
	(a) Restoration Upon Buy-Back	22
	(b) Restoration of Forfeitures	22
	(c) Restoration Contribution	22
3.8	Reemployed Veterans	22

ARTICLE IV ROLLOVERS AND TRANSFERS BETWEEN PLANS		23
4.1	Rollover Contributions	23
	(a) Request by Covered Employee	23
	(b) Acceptance of Rollover	23
	(c) Rollovers to Roth Accounts	23
	(d) Separate Accounting for After-Tax Rollovers	23
4.2	Transfer Contributions	24
	(a) Direct Transfers Permitted	24
	(b) Mergers and Spin-Offs Permitted	24
	(c) Establishment of Transfer Accounts	24
	(d) Transfer Accounts	24
	(e) Transfers from the Progressive Leasing Employee Retirement Plan	24
4.3	Spin-Offs to Other Plans	24

ARTICLE V PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS		25
5.1	Establishment of Participants’ Accounts	25
5.2	Allocation and Crediting of Before-Tax, Roth, After-Tax, Safe Harbor Matching, Rollover and Transfer Contributions	25
5.3	Allocation and Crediting of Nonelective Contributions	25
5.4	Crediting of Restoration Contributions	26
5.5	Allocation and Crediting of Supplemental Contributions	26
	(a) General Provision	26
	(b) Per Capita Supplemental Contributions	26
	(c) Proportional Supplemental Contributions	26
	(d) Targeted Supplemental Contributions	26
	(e) Supplemental Matching Contributions	27
5.6	Allocation of Forfeitures	27
5.7	Allocation and Crediting of Investment Experience	27
5.8	Allocation of Adjustments Upon Changes in Capitalization	27
5.9	Good Faith Valuation Binding	28

ARTICLE VI CONTRIBUTION AND SECTION 415 LIMITATIONS AND NONDISCRIMINATION REQUIREMENTS		29
6.1	Maximum Limitation on Elective Deferrals	29
	(a) Maximum Elective Deferrals Under Participating Company Plans	29
	(b) Return of Excess Participant Contributions	29
	(c) Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements	29

	(d) Discretionary Return of Elective Deferrals	29
	(e) Return of Excess Annual Additions	30
	(f) Coordination of Before-Tax Contributions and Roth Contributions	30
6.2	Nondiscrimination Requirements for Before-Tax and Roth Contributions	30
6.3	Nondiscrimination Requirements for After-Tax Contributions	30
	(a) ACP Tests	30
	(b) ACP or Actual Contribution Percentage	30
	(c) Adjustments to Actual Contribution Percentages	31
	(d) Multiple Plans	32
	(e) Separate Testing	32
	(f) Interpretation	32
6.4	Order of Application	33
6.5	Code Section 415 Limitations on Maximum Contributions	33
	(a) General Limit on Annual Additions	33
	(b) Rules of Application	33
	(c) Combined Plan Limit	34
	(d) Compliance with Code Section 415	34
6.6	Construction of Limitations and Requirements	34

ARTICLE VII INVESTMENTS		35
7.1	Establishment of Trust Account	35
7.2	Investment Funds	35
	(a) Establishment of Investment Funds	35
	(b) Reinvestment of Cash Earnings	35
7.3	Participant Direction of Investments	35
	(a) Investment of Contributions	35
	(b) Investment of Existing Account Balances	36
	(c) Conditions Applicable to Elections	36
	(d) Restrictions on Investments	36
7.4	Valuation	37
7.5	Purchase of Life Insurance	37
7.6	Voting and Tender Offer Rights with Respect to Investment Funds	37
7.7	Fiduciary Responsibilities for Investment Directions	37
7.8	Appointment of Investment Manager; Authorization to Invest in Collective Trust	38
	(a) Investment Manager	38
	(b) Collective Trust	38
7.9	Voting and Tender Offer Rights With Respect to Company Stock	38
	(a) Voting Rights	38
	(b) Tender Offer Rights	38
	(c) Confidentiality	39
	(d) Dissemination of Pertinent Information	39

ARTICLE VIII VESTING IN ACCOUNTS		40
8.1	General Vesting Rule	40
	(a) Fully Vested Accounts	40
	(b) Nonelective Accounts	40

v

	(c) Transfer Accounts	40
8.2	Vesting Upon Attainment of Normal Retirement Age, Death or Disability	40
8.3	Timing of Forfeitures and Vesting after Restoration Contributions	40
	(a) Timing of Forfeitures	40
	(b) Reemployment and Vesting After Cash-Out Distribution	41
	(c) Reemployment and Vesting Before Any Distribution	41
8.4	Amendment to Vesting Schedule	41
	(a) Changes to Vesting of Future Contributions	41
	(b) Changes to Vesting of Existing Accounts	41

ARTICLE IX IN-SERVICE WITHDRAWALS AND LOANS		42
9.1	In-Service Withdrawals	42
	(a) General	42
	(b) Election to Withdraw	42
	(c) Payment of Withdrawal	42
	(d) Effect of Outstanding Loan	42
9.2	Hardship Withdrawals	42
	(a) Parameters of Hardship Withdrawals	42
	(b) Immediate and Heavy Financial Need	42
	(c) Necessary to Satisfy a Financial Need	43
9.3	Rollover Account Withdrawals	43
9.4	After-Tax Account Withdrawals	43
9.5	Age 59 1⁄2 Withdrawals	43
9.6	Coronavirus-Related Distributions	43
	(a) Availability of Withdrawal	43
	(b) Qualified Participant Determination	44
	(c) Payment of Withdrawal	44
9.7	Distributions and Withdrawals from Transfer Accounts	44
9.8	Loans to Participants	45
	(a) Grant of Authority	45
	(b) Nondiscriminatory Policy	45
	(c) Minimum Loan Amount	45
	(d) Maximum Loan Amount	45
	(e) Adequacy of Security	46
	(f) Rate of Interest	46
	(g) Crediting Loan Payments to Accounts	46
	(h) Remedies in the Event of Default	46
	(i) Suspension of Repayments for Leaves	47
9.9	Transition Rule	47

ARTICLE X PAYMENT OF BENEFITS FROM ACCOUNTS		48
10.1	Benefits Payable for Reasons Other Than Death	48
	(a) General Rule Concerning Benefits Payable	48
	(b) Timing of Distribution	48
	(c) Restrictions on Distributions from Before-Tax, Roth, Safe Harbor Matching and Supplemental Accounts	49
	(d) Delay Upon Reemployment	50

10.2	Death Benefits	50
10.3	Forms of Distribution	50
	(a) Method	50
	(b) Direct Rollover Distributions	52
10.4	Qualified Domestic Relations Orders	52
10.5	Beneficiary Designation	53
	(a) General	53
	(b) No Designation or Designee Dead or Missing	53
10.6	Forfeiture of Benefits by Killers	54
10.7	Claims	54
	(a) Rights	54
	(b) Applicable Claims Limitation Period	54
	(c) Initial Claim Procedure	55
	(d) Review Procedure	56
	(e) Requirement to Exhaust Administrative Remedies	57
	(f) Binding Arbitration of Claims	57
	(g) Satisfaction of Claims	58
10.8	Explanation of Rollover Distributions	58
10.9	Unclaimed Benefits	58
10.10	Recovery of Mistaken Payments	59
10.11	Recordkeeper Transition Rule	59

ARTICLE XI ADMINISTRATION		60
11.1	Administrative Committee; Appointment and Term of Office	60
	(a) Appointment	60
	(b) Removal; Resignation	60
11.2	Organization of Administrative Committee	60
11.3	Powers and Responsibility	60
	(a) Fiduciary Responsibilities	60
	(b) Other Powers	61
11.4	Delegation	62
11.5	Reporting and Disclosure	62
11.6	Construction of the Plan	62
11.7	Assistants and Advisors	62
	(a) Engaging Advisors	62
	(b) Reliance on Advisors	63
11.8	Investment Committee	63
	(a) Appointment	63
	(b) Duties	63
11.9	Direction of Trustee	63
11.10	Bonding	64
11.11	Indemnification	64

ARTICLE XII ALLOCATION OF AUTHORITY AND RESPONSIBILITIES		65
12.1	Controlling Company	65
	(a) General Responsibilities	65
	(b) Authority of Participating Companies	65

12.2	Administrative Committee	65
	(a) General Responsibilities	65
	(b) Allocation of Authority	65
12.3	Investment Committee	65
12.4	Trustee	66
12.5	Limitations on Obligations of Fiduciaries	66
12.6	Delegation	66
12.7	Multiple Fiduciary Roles	66

ARTICLE XIII AMENDMENT, TERMINATION AND ADOPTION		67
13.1	Amendment	67
13.2	Termination	67
	(a) Right to Terminate	67
	(b) Vesting Upon Complete Termination	67
	(c) Dissolution of Trust	67
	(d) Vesting Upon Partial Termination	68
13.3	Adoption of the Plan by a Participating Company	68
	(a) Procedures for Participation	68
	(b) Single Plan	68
	(c) Authority under Plan	69
	(d) Contributions to Plan	69
	(e) Withdrawal from Plan	69
13.4	Merger, Consolidation and Transfer of Assets or Liabilities	69

ARTICLE XIV TOP-HEAVY PROVISIONS		70
14.1	Top-Heavy Plan Years	70
14.2	Determination of Top-Heavy Status	70
	(a) Application	70
	(b) Special Definitions	70
	(c) Special Rules	71
14.3	Top-Heavy Minimum Contribution	73
	(a) Multiple Defined Contribution Plans	73
	(b) Defined Contribution and Benefit Plans	73
	(c) Defined Contribution Minimum	73
	(d) Defined Benefit Minimum	73
14.4	Top-Heavy Minimum Vesting	74
14.5	Construction of Limitations and Requirements	74

ARTICLE XV MISCELLANEOUS		75
15.1	Nonalienation of Benefits and Spendthrift Clause	75
	(a) General Nonalienation Requirements	75
	(b) Exception for Qualified Domestic Relations Orders	75
	(c) Exception for Loans from the Plan	75
	(d) Exception for Crimes Against the Plan	75
15.2	Headings	76
15.3	Construction	76
15.4	Governing Law and Restriction of Venue	76

15.5	Legally Incompetent	76
15.6	Title to Assets, Benefits Supported Only By Trust Fund	77
15.7	Legal Action	77
15.8	Exclusive Benefit; Refund of Contributions	77
	(a) Permitted Refunds	77
	(b) Payment of Refund	77
	(c) Limitation on Refund	78
15.9	Plan Expenses	78
15.10	Satisfaction of Writing Requirement By Other Means	78

SCHEDULE A		A-1

SCHEDULE B		B-1

ARTICLE I

DEFINITIONS

For purposes of the Plan, the following terms, when used with an initial capital letter, will have the meanings set forth below unless a different meaning plainly is required by the context.

1.1 Aaron’s Stock means the common stock of Aaron’s SpinCo, Inc. (to be renamed as The Aaron’s Company).

1.2 Aaron’s Stock Fund means an Investment Fund invested primarily in shares of Aaron’s Stock.

1.3 Account means, with respect to a Participant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary. The Administrative Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant and Beneficiary. “Account” will refer to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.

1.4 ACP or Actual Contribution Percentage means the percentage described in Section 6.3(b).

1.5 ACP Tests means the nondiscrimination tests described in Section 6.3.

1.6 Active Participant means, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan since the last date his employment commenced or recommenced; provided, to the extent applicable, “Active Participant” will apply separately to each type of Contribution that has a different eligibility requirement under Section 2.1.

1.7 Administrative Committee means the committee which will act to administer the Plan as provided in Article XI. The Administrative Committee will be the plan administrator, as that term is defined in Code Section 414(g) and the administrator, as that term is defined in ERISA Section 3(16)(A). To the extent that an Administrative Committee is not appointed, the Controlling Company may act in lieu of the Administrative Committee.

1.8 Affiliate means, as of any date, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control (within the meaning of Code Section 414(c)) with a Participating Company; (C) is a member of an affiliated service group (as defined in Code Section 414(m)) which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations under Code Section 414(o). Solely for purposes of Sections 6.5, 1.19(a)(5) and 1.19(c), the term “Affiliate” as defined in this Section will be deemed to include any entity that would be an Affiliate if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” in each place the latter phrase appears in Code Section 1563(a)(1).

1.9 After-Tax Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to After-Tax Contributions.

1.10 After-Tax Contributions means the after-tax employee contributions paid by a Participating Company to the Trust Fund at the election of Participants pursuant to the terms of Section 3.1(b).

1.11 Annual Addition means the sum of the amounts described in Code Section 415(c)(2).

1.12 Before-Tax Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his Before-Tax Contributions.

1.13 Before-Tax Contributions means the amounts paid by each Participating Company to the Trust Fund at the election of Participants pursuant to the terms of Section 3.1(a) that the Participant has not irrevocably designated as Roth Contributions pursuant to Section 3.1(e).

1.14 Beneficiary means the person(s) designated in accordance with Section 10.5 to receive any death benefits that may be payable under the Plan upon the death of a Participant.

1.15 Board means the board of directors of the Controlling Company. To the extent any committee of the Board has the authority to act on behalf of the Board, an action taken by such committee will be treated as an action by the Board.

1.16 Break in Service will have the meaning set forth in subsection (a) hereof, subject to the terms of subsection (b) hereof:

(a) General Rule.

(1) Subject to the terms of subsection (a)(2) hereof, “Break in Service” means, with respect to an Employee, any Plan Year during which such Employee fails to complete more than 500 Hours of Service, but excluding any Plan Year in which the Employee is on an authorized Leave of Absence on the last day of such Plan Year; provided, a Break in Service will not be deemed to have occurred during any period for which the Employee is granted a Leave of Absence if he returns to the service of an Affiliate within the time permitted. A Break in Service will be deemed to have commenced on the first day of the year in which it occurs.

(2) For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a “Maternity or Paternity Leave” will be credited with (i) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or (ii) if the Administrative Committee is unable to determine the hours described in clause (i) hereof, 8 Hours of Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of Hours of Service credited for purposes of this subsection (a)(2) will not exceed 501 hours. Hours of Service so credited will be applied only to the year in which the Maternity or Paternity Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service for such year, in which event such Hours of Service will be credited to the Employee in the immediately following year. No Hour of Service will be credited due to Maternity or Paternity Leave as described in this subsection unless the Employee furnishes proof satisfactory to the Administrative Committee that his absence from work was due to a Maternity or Paternity Leave and of the number of days he was absent due to the Maternity or Paternity Leave. The Administrative Committee will prescribe uniform and nondiscriminatory procedures by which to make the above determinations. For purposes of this paragraph, a “Maternity or Paternity Leave” means any period during which an Employee is absent from work as an Employee (i) because of the pregnancy of such Employee, (ii) because of the birth of a child of such Employee, (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.

(b) Family and Medical Leave. For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, to the extent required under the Family and Medical Leave Act of 1993 and the regulations thereunder, an Employee will be deemed to be performing services for an Affiliate during any period the Employee is granted leave under such Act.

1.17 Catch-Up Contributions means the additional Participant Contributions that may be made pursuant to the terms of Section 3.1(d) by Participants who have reached age 50 by the last day of a calendar year.

1.18 Code means the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.

1.19 Compensation will have the meaning set forth in subsection (a), (b), (c) or (d) hereof, whichever is applicable:

(a) Benefit Compensation. For purposes of determining the amount of Participant Contributions and After-Tax Contributions pursuant to Section 3.1, determining the amount of Safe Harbor Matching Contributions pursuant to Section 3.2, determining the amount of Nonelective Contributions pursuant to Section 3.3, and for all other purposes except those set forth in subsections (b), (c) and (d) hereof, “Compensation” will mean, for any Plan Year or other period, the total of the amounts described in subsections (1) and (2), excluding the amounts described in subsections (3), (4), (5) and (6), as follows:

(1) the Participant’s compensation from the Participating Companies that is currently includable in such Participant’s gross income for Federal income tax purposes; plus

(2) any elective deferral as defined in Code Section 402(g)(3), and any amount which is contributed or deferred by an Affiliate at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 457(b) or 132(f)(4); excluding

(3) all amounts that consist of any reimbursements or other expense allowances, fringe benefits (cash and noncash, including but not limited to all equity-based compensation), moving expenses, deferred compensation (including distributions from nonqualified deferred compensation plans) and welfare benefits (even if includible in gross income); excluding

(4) all amounts that consist of any amounts paid or made available to Participant during the Plan Year while he is not an Active Participant; excluding

(5) all amounts that would otherwise be considered Compensation under the above subsections (1) through (4) but which are paid after the Participant’s severance from employment with all Affiliates, except to the extent that (A) the Compensation is paid within 2 1⁄2 months after severance from employment, and (B)(i) the Compensation is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, and other similar payments, and the Compensation would have been paid to the Employee prior to severance from employment if the employee had continued in employment with an Affiliate; or (ii) the Compensation is payment for unused accrued bona fide vacation leave that the Employee would have been able to use if employment had continued and the Compensation would have been included in Compensation under the Plan if paid prior to severance from employment, and it is paid within 30 days after severance from employment. The exclusion under this subsection does not apply to payments to an individual who does not currently perform services for an Affiliate because of Qualified Military Service, to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for an Affiliate rather than entering Qualified Military Service. For purposes of this subsection, a Participant will not be considered to have a severance from employment if, in connection with a change of employment, the Participant’s new employer maintains the Plan as a Participating Company with respect to the Participant; excluding

(6) all Compensation in excess of $200,000 or such other limit as is applicable for the Plan Year under Code Section 401(a)(17).

(b) Top-Heavy Compensation. Solely for purposes of Section 14.3 (relating to minimum Contributions under a Top-Heavy Plan), “Compensation” will mean, with respect to a Participant for a specified period, the amounts described in subsections (1) and (2), excluding the amounts described in subsections (3) and (4), as follows

(1) all amounts that are wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (i.e., all amounts reportable by Affiliates on IRS Form W-2); provided, such amounts will be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)); plus

(2) any elective deferral as defined in Code Section 402(g)(3), and any amount which is contributed or deferred by an Affiliate at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 457(b) or 132(f)(4); excluding

(3) all amounts that would otherwise be considered Compensation under the above subsections (1) and (2) but which are paid after the Participant’s severance from employment with all Affiliates, except to the extent that (A) the Compensation is paid by the later of 2 1⁄2 months after severance from employment or the end of the Plan Year that includes the date of severance from employment, and (B)(i) the Compensation is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, and other similar payments, and the Compensation would have been paid to the Employee prior to severance from employment if the employee had continued in employment with an Affiliate; or (ii) the Compensation is payment for unused accrued bona fide vacation leave that the Employee would have been able to use if employment had continued and the Compensation would have been included in Compensation under the Plan if paid prior to severance from employment, and it is paid within 30 days after severance from employment. The exclusion under this subsection does not apply to payments to an individual who does not currently perform services for an Affiliate because of Qualified Military Service, to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for an Affiliate rather than entering Qualified Military Service. For purposes of this subsection, a Participant will not be considered to have a severance from employment if, in connection with a change of employment, the Participant’s new employer maintains the Plan as a Participating Company with respect to the Participant; excluding

(4) all Compensation in excess of $200,000 or such other limit as is applicable for the Plan Year under Code Section 401(a)(17).

(c) Code Section 415 Compensation. Solely for purposes of Section 6.5 (relating to maximum contribution and benefit limitations under Code Section 415), “Compensation” will mean, with respect to a Participant for a Limitation Year, the total of the amounts from all Affiliates referred to in subsections (b)(1) and (b)(2), minus the amounts referred to in subsections (b)(3) and (b)(4).

(d) Key Employee and Highly Compensated Employee Compensation. Solely for purposes of determining which Employees are Key Employees and which Employees are Highly Compensated Employees for any applicable Plan Year, “Compensation” will mean, with respect to an Employee for a specified Plan Year, the total of the amounts from all Affiliates referred to in subsections (b)(1) and (b)(2) hereof, minus the amounts referred to in subsection (b)(3).

1.20 Contributions means, individually or collectively, the Before-Tax, Roth, After-Tax, Safe Harbor Matching, Nonelective, Rollover and Transfer Contributions permitted under the Plan.

1.21 Controlling Company means Aaron’s, LLC, and its successors that adopt the Plan.

1.22 Covered Employee means an Employee of a Participating Company other than:

(a) An Employee who is a leased employee within the meaning of Code Section 414(n);

(b) An individual classified as an independent contractor or leased employee under a Participating Company’s worker classification practices (whether or not such individual is actually an Employee);

(c) An Employee who is included in a unit of Employees covered by a collective bargaining agreement between employee representatives and one or more Participating Companies, provided that retirement benefits were the subject of good faith bargaining between employee representatives and the Participating Company or Participating Companies, unless the terms of the collective bargaining agreement require that such Employee be eligible to participate in the Plan; or

(d) An Employee who is a nonresident alien who receives no earned income from an Affiliate which constitutes income from sources within the United States.

1.23 Deferral Election means an election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as Before-Tax, Roth and/or After-Tax Contributions, pursuant to the terms of Section 3.1.

1.24 Defined Benefit Minimum means the minimum benefit level as described in Section 14.3(d).

1.25 Defined Benefit Plan means any qualified retirement plan maintained by an Affiliate which is not a Defined Contribution Plan.

1.26 Defined Contribution Minimum means the minimum contribution level as described in Section 14.3(c).

1.27 Defined Contribution Plan means any qualified retirement plan maintained by an Affiliate which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account and any income, expenses, gains, losses and forfeitures of accounts of other participants that may be allocated to such participant’s account.

1.28 Determination Date means the date described in Section 14.2(b)(1).

1.29 Disability or Disabled means (i) with respect to a Participant whose initial Employment Date is before January 1, 2015, the permanent and lasting inability of the Participant, due to illness, accident or other physical or mental incapability, to perform his usual duties and services of his employment with the Affiliates; or (ii) with respect to a Participant whose initial Employment Date is on or after January 1, 2015, that the Participant is eligible to receive Social Security disability benefits.

1.30 Effective Date means November 6, 2020, the date that this Plan generally will be effective; provided, any effective date specified herein for any provision, if different from the “Effective Date,” will control. The effective date of participation in the Plan for each Participating Company will be the date set forth with respect to the Participating Company in records of the Controlling Company or the Administrative Committee.

1.31 Elective Deferrals means, with respect to a Participant for any calendar year, the total amount of his Before-Tax and Roth Contributions plus such other amounts as determined pursuant to the terms of Code Section 402(g)(3).

1.32 Eligible Nonhighly Compensated Participant means, for a Plan Year, a Participant who (i) is not a Highly Compensated Employee, and (ii) is taken into account in performing the ACP Tests.

1.33 Eligible Participant means, with respect to an allocation of Nonelective Contributions for a Plan Year, any Active Participant who was in the active employ of an Affiliate on the last day of such Plan Year.

1.34 Eligible Retirement Plan means either (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a) the terms of which permit the acceptance of rollover distributions, (iv) an annuity plan described in Code Section 403(a), (v) an annuity contract described in Code Section 403(b), (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred from the Plan, or (vii) a Roth IRA described in Code Section 408A. This definition will also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). In the case of a distribution to a non-spouse Beneficiary, Eligible Retirement Plan will mean (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or (iii) a Roth IRA described in Code Section 408A, in each case established for the purpose of receiving the distribution on behalf of the Beneficiary.

1.35 Eligible Rollover Distribution means any distribution to a Participant, his Surviving Spouse (after his death), a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p), or a non-spouse Beneficiary, of all or any portion of his Account; provided, “Eligible Rollover Distribution” will not include (i) any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually, (A) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his Beneficiary, or (B) for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any distribution which is made upon hardship of the Participant; or (iv) the portion of the distribution that is not includible in gross income, except to the extent that it is transferred (A) in a direct trustee-to-trustee transfer to a qualified trust or to an annuity contract described in Code Section 403(b), and such trust or contract provides for separate accounting for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution that is includible in gross income and the portion of the distribution which is not so includible, or (B) to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract). For purposes of this definition, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).

1.36 Employee means any individual who is employed by an Affiliate (including officers, but excluding independent contractors and directors who are not officers or otherwise employees) and will include leased employees of an Affiliate within the meaning of Code Section 414(n). Notwithstanding the foregoing, if leased employees constitute 20% or less of an Affiliate’s non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” will not include those leased employees covered by a plan described in Code Section 414(n)(5)(B).

1.37 Employment Date means, with respect to any Employee, the date on which he first completes an Hour of Service. In the case of an Employee of an Affiliate who incurs a Break in Service and is reemployed, “Employment Date” will mean: (i) with respect to service before the Break in Service, the date determined pursuant to the preceding sentence; and (ii) with respect to service after the Break in Service, the date on which he first completes an Hour of Service after reemployment.

1.38 Entry Date means the first day of each calendar month. In addition, the Administrative Committee may prescribe and set forth on a schedule hereto or in its records a special Entry Date for individuals who are employed by a predecessor employer or a new Participating Company, and who otherwise have satisfied the requirements for eligibility.

1.39 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.40 Forfeiture means, for any Plan Year, the dollar amount that is removed from the Account of an Employee, but not distributed, during such Plan Year.

1.41 Highly Compensated Employee means an Employee who is described either in subsection (a)(1) or (2), as modified by subsection (b) hereof.

(a) General Rule.

(1) An Employee who at any time during the current Plan Year or the immediately preceding Plan Year owned (or was considered as owning within the constructive ownership rules of Code Section 318 as modified by Code Section 416(i)(1)(B)(iii)) more than 5% of the outstanding stock of a corporate Affiliate, stock possessing more than 5% of the total combined voting power of all stock of a corporate Affiliate, or more than 5% of the capital or profits interest in a noncorporate Affiliate; or

(2) An Employee who at any time during the immediately preceding Plan Year received Compensation from an Affiliate in excess of $85,000 (as adjusted by the Internal Revenue Service under Code Section 414(q) and the regulations thereunder for cost of living increases).

(b) Compliance with Code Section 414(q). The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.

1.42 Holdings Stock means the common stock of Aaron’s Holdings Company, Inc.

1.43 Holdings Stock Fund means an Investment Fund invested primarily in shares of Holdings Stock.

1.44 Hour of Service means the increments of time described in subsection (a) hereof, as modified by subsections (b), (c) and (d) hereof:

(a) General Rule.

(1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;

(2) Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:

(A) No more than 501 Hours of Service will be credited under this subsection (2) to an Employee for any single continuous period during which he performs no duties as an Employee (whether or not such period occurs in a single computation period);

(B) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an Employee will not be credited as an Hour of Service if such payment is made or due under a plan maintained solely to comply with applicable workers’ compensation, unemployment compensation or disability insurance laws; and

(C) Hours of Service will not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.

For purposes of this subsection (2), a payment will be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate;

(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service will not be credited both under subsection (1) or subsection (2), as the case may be, and under this subsection (3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (2) will be subject to the limitations set forth in that subsection; and

(4) Each hour for which an Employee is required to be granted leave under the Uniformed Services Employment and Reemployment Rights Act of 1994; provided, the same Hours of Service will not be credited under subsections (1), (2) or (3), as the case may be, and under this subsection (4).

(b) Equivalencies. Each Employee for whom an Affiliate does not track records of actual Hours of Service will be credited, in accordance with this Section and applicable regulations promulgated by the Department of Labor, with (i) 45 Hours of Service for each week for which such Employee would be required to be credited with at least 1 Hour of Service, in the case of Employees paid through weekly payrolls; (ii) 90 Hours of Service for each pay period for which such Employee would be required to be credited with at least 1 Hour of Service, in the case of Employees paid through biweekly payrolls; and (iii) 95 Hours of Service for each pay period for which such Employee would be required to be credited with at least 1 Hour of Service, in the case of Employees paid through semimonthly payrolls.

(c) Changes by Administrative Committee. The rate or manner used for crediting Hours of Service may be changed at the direction of the Administrative Committee from time to time so as to facilitate administration and to equitably reflect the purposes of the Plan; provided, no change will be effective as to any Plan Year for which allocations have been made pursuant to Article V at the time such change is made. Hours of Service will be credited and determined in compliance with Department of Labor Regulation Section 2530.200b-2(b) and (c), 29 CFR Part 2530, as may be amended from time to time, or such other federal regulations as may from time to time be applicable.

(d) Computation Period. For purposes of this Section, a “computation period” will mean the 12-month period that forms the basis for determining an Employee’s Year of Eligibility Service or Years of Vesting Service, as applicable.

1.45 Investment Committee means the committee which will make and effect investment decisions, as provided in Article XI. Unless specified otherwise, the Administrative Committee will serve as the Investment Committee. To the extent that neither an Administrative Committee nor an Investment Committee is appointed, the Controlling Company may act in lieu of the Investment Committee.

1.46 Investment Fund or Investment Funds means one or all of the investment funds established from time to time pursuant to the terms of Section 7.2.

1.47 Key Employee means the persons described in Section 14.2(b)(2).

1.48 Leave of Absence means an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate’s personnel policy.

1.49 Limitation Year means the 12-month period ending on each December 31, which will be the “limitation year” for purposes of Code Section 415 and the regulations thereunder.

1.50 Matching Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to non-safe-harbor matching contributions transferred to the Plan from the Progressive Leasing Employee Retirement Plan.

1.51 Maximum Deferral Amount means $19,500 or such other limit as applies for a Plan Year under Code Section 402(g), as adjusted by the Secretary of the Treasury under Code Section 402(g)(4) for cost-of-living increases. For Participants who have reached age 50 by the last day of a calendar year, the Maximum Deferral Amount will be increased by $6,500, or such other limit as applies for the Plan Year under Code Section 414(v)(2)(B), as adjusted by the Secretary of the Treasury under Code Section 414(v)(2)(C) for cost-of-living increases.

1.52 Named Fiduciary means the Administrative Committee and the Investment Committee.

1.53 Nonelective Account means the separate subaccount established and maintained on behalf of a Participant to reflect his interest in the Trust Fund attributable to Nonelective Contributions.

1.54 Nonelective Contributions means the amounts paid to the Trust Fund by each Participating Company pursuant to Section 3.3.

1.55 Non-Key Employee means the persons described in Section 14.2(b)(3).

1.56 Normal Retirement Age means age 65.

1.57 Participant means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II. “Participant” will include Active Participants and former Employees who have Accounts under the Plan.

1.58 Participant Contributions means a Participant’s Before-Tax Contributions and Roth Contributions.

1.59 Participating Company means a company that has been designated as participating in the Plan for the benefit of its Employees and that continues to participate in the Plan, all as provided in Section 13.3.

1.60 Permissive Aggregation Group means the group of plans described in Section 14.2(b)(4).

1.61 Plan means the Aaron’s 401(k) Retirement Plan, as contained herein, and all amendments hereto. The Plan is intended to be a profit sharing plan qualified under Code Sections 401(a) and 401(k).

1.62 Plan Year means the 12-month period ending on each December 31.

1.63 Prior Plan means a qualified retirement plan from which the Plan accepts Transfer Contributions.

1.64 Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.

1.65 Qualified Spousal Waiver means a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public or a Plan representative, which consents to the payment of all or a specified portion of a Participant’s death benefit to a primary Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant’s primary Beneficiary under the Plan. A Qualified Spousal Waiver will be valid only with respect to the Spouse who signs it and will apply only to the alternative primary Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver will be irrevocable unless revoked by the Participant by way of a written statement delivered to the Administrative Committee prior to the Participant’s date of death.

1.66 Required Aggregation Group means the group of plans described in Section 14.2(b)(5).

1.67 Rollover Account means the separate subaccount established and maintained on behalf of a Covered Employee, Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions.

1.68 Rollover Contribution means any eligible rollover distribution, as defined in Code Section 402(c)(4), to a Participant from an Eligible Retirement Plan, that is contributed as a rollover contribution to this Plan.

1.69 Roth Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his Roth Contributions.

1.70 Roth Contributions means the portion of a Participant’s Participant Contributions that the Participant irrevocably designates as Roth Contributions pursuant to Section 3.1(e).

1.71 Roth Rollover Account means the separate subaccount established and maintained on behalf of a Covered Employee, Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions that are direct rollovers from other Roth elective deferral accounts under applicable retirement plans described in Code Section 402A(e)(1) permitted under the rules of Code Section 402(c).

1.72 Safe Harbor Matching Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Safe Harbor Matching Contributions.

1.73 Safe Harbor Matching Contributions means the amounts paid by each Participating Company to the Trust Fund pursuant to the terms of Section 3.2.

1.74 Spouse or Surviving Spouse means, with respect to a Participant, the person who is treated as married to such Participant under the laws of any U.S. or foreign jurisdiction that has the legal authority to sanction marriages, determined in accordance with the requirements of the Code and ERISA. In addition, a Participant’s former Spouse will be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).

1.75 Supplemental Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Supplemental Contributions.

1.76 Supplemental Contributions means any qualified nonelective contributions (as defined in Treasury Regulations Section 1.401(k)-6) paid to the Trust Fund by a Participating Company.

1.77 Top-Heavy Group means the group of plans described in Section 14.2(b)(6).

1.78 Top-Heavy Plan means a plan to which the conditions set forth in Article XIV apply.

1.79 Transfer Account means one or more separate subaccounts established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions; provided, to the extent that the Administrative Committee (in conjunction with the Plan’s recordkeeper) deems appropriate, other subaccounts may be used to reflect Participant’s interests attributable to Transfer Contributions. “Transfer Account” will refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context. Transfer Accounts will be reflected and described on a Schedule hereto.

1.80 Transfer Contributions means amounts which are received by the Plan either (i) by a direct trustee-to-trustee transfer or (ii) as part of a spin-off, merger or other similar event by the Trustee from the trustee or custodian of the Prior Plan and held in the Trust Fund on behalf of a Participant or beneficiary. Transfer Contributions will retain the character that those contributions had under the Prior Plan; for example, after-tax contributions under the Prior Plan will continue to be treated as after-tax contributions when held in the Transfer Account.

1.81 Trust or Trust Agreement means each agreement entered into between the Controlling Company and a Trustee governing the creation of a Trust Fund, and all amendments thereto. If more than one Trust Fund is used to hold Plan assets, there will be a separate and distinct Trust and Trust Agreement for each such Trust Fund. To the extent indicated by the context, “Trust” or “Trust Agreement” may refer collectively to all Trusts and Trust Agreements creating Trust Funds.

1.82 Trust Fund means the total amount of cash and other property held by a Trustee (or any nominee thereof) at any time under a Trust Agreement. To the extent indicated by context, “Trust Fund” may refer to all of the Trust Funds under the Plan.

1.83 Trustee means the party or parties so designated from time to time pursuant to a Trust Agreement. If more than one Trust Fund is used to hold Plan assets, there may be a separate and distinct Trustee for each such Trust Fund. To the extent indicated by the context, “Trustee” may refer to all of the Trustees or Trustee groups for the Trust Funds.

1.84 Valuation Date means each day on which the Trustee operates and is open to the public for its business.

1.85 Year of Eligibility Service means a 12-consecutive-month period during which an Employee completes at least 1,000 Hours of Service. For this purpose, the computation period initially will be the 12-consecutive-month period beginning on the Employee’s Employment Date and thereafter will be each Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee’s Employment Date.

(a) Predecessor Plan. To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s periods of employment with such predecessor employer will be taken into account in determining his Years of Eligibility Service.

(b) Predecessor Employer. To the extent determined by the Administrative Committee, set forth on a schedule hereto (or in other records of the Administrative Committee), and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining his Years of Eligibility Service.

(c) Reemployed Veterans. Notwithstanding any provision to the contrary, Year of Eligibility Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u).

1.86 Years of Vesting Service means, with respect to an Employee and subject to the terms of subsections (a), (b), (c), (d) and (e) hereof, the number of Plan Years during which the Employee completes at least 1,000 Hours of Service.

(a) Pre-Break Service. Years of Vesting Service completed prior to a period in which the Participant incurred 5 or more consecutive Breaks in Service will be disregarded under the Plan if the Participant had no vested interest in his Account at the time the first Break in Service commenced.

(b) Post-Break Service. Years of Vesting Service completed after a period in which the Participant had at least 5 consecutive Breaks in Service will be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service.

(c) Predecessor Plan. To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s service with such predecessor employer will be taken into account in determining his Years of Vesting Service.

(d) Predecessor Employer. To the extent determined by the Administrative Committee, set forth on a Schedule hereto (or in any other records of the Administrative Committee) and not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee as a result of such transaction.

(e) Reemployed Veterans. Notwithstanding any provision to the contrary, Years of Vesting Service will include any period of Qualified Military Service in accordance with the requirements of Code Section 414(u).

ARTICLE II

ELIGIBILITY

2.1 Initial Eligibility Requirements.

(a) General Rule. Except as provided in subsections (b), (c) and (d) hereof, every Covered Employee will become an Active Participant for all purposes other than Safe Harbor Matching Contributions and Nonelective Contributions on the Entry Date following his completion of 30 days of employment with the Affiliates, provided he is a Covered Employee on such Entry Date.

(b) Safe Harbor Matching Contributions and Nonelective Contributions. Except as provided in subsections (c) and (d) hereof, and solely for purposes of determining the amount and allocation of Safe Harbor Matching Contributions and Nonelective Contributions, every Covered Employee will become an Active Participant on the first day of the first payroll period that has a cutoff date on or after the date on which he first completes 1 Year of Eligibility Service, provided he is a Covered Employee on such date.

(c) Participation on Effective Date. Each Covered Employee who is an active participant in the Progressive Leasing Employee Retirement Plan (formerly known as the Aaron’s, Inc. Employees Retirement Plan) for any purpose on the day immediately preceding the Effective Date will be an Active Participant in the Plan for such purpose as of the Effective Date.

(d) New Participating Companies. For Employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company will become an Active Participant as of such Participating Company’s effective date under the Plan, to the extent, as of the Participating Company’s effective date, the Covered Employee has met the eligibility requirements set forth in this Section.

2.2 Treatment of Interruptions of Service.

(a) Leave of Absence or Layoff. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1, but is on a Leave of Absence or layoff on the Entry Date on which he otherwise would have become an Active Participant, he will become an Active Participant on the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence or layoff.

(b) Termination Before Participation. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1, terminates employment with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant, and then is reemployed by a Participating Company, he will become an Active Participant as of the later of (i) the Entry Date on which he otherwise would have become an Active Participant if he had not terminated employment or (ii) the date he is reemployed as a Covered Employee.

(c) Termination After Participation. If an Active Participant terminates employment with a Participating Company (and all other Participating Companies), his active participation in the Plan will cease immediately, and he again will become an Active Participant as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he will continue to be a Participant until he no longer has an Account under the Plan.

2.3 Change in Status.

(a) Exclusion Before Participation. If a Covered Employee (i) satisfies the eligibility requirements set forth in Section 2.1, (ii) changes his employment status (but remains employed) so that he ceases to be a Covered Employee before the Entry Date on which he otherwise would become an Active Participant, and (iii) then again changes his employment status and becomes a Covered Employee, he will become an Active Participant as of the later of (A) the date that would have been his Entry Date, or (B) the date he again becomes a Covered Employee.

(b) Exclusion After Participation. If an Active Participant changes his status of employment (but remains employed) so that he is no longer a Covered Employee, his active participation in the Plan will cease immediately, and he will again become an Active Participant in the Plan as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he will continue to be a Participant until he no longer has an Account under the Plan.

(c) Change to Covered Employee Status. If an Employee who first satisfies the eligibility requirements of Section 2.1 while he is not a Covered Employee subsequently changes his employment status so that he becomes a Covered Employee, he will become an Active Participant as of the later of (i) the date that would have been his Entry Date, or (ii) the date of his change in status.

2.4 Participant Information.

Each Covered Employee who becomes a Participant will, as soon as practicable thereafter, execute and file with the Administrative Committee such personal information and data as the Administrative Committee deems necessary for the orderly administration of the Plan. In addition, each Participant will keep the Administrative Committee or its delegate or agent informed of any changes in such information, including changes to his address and the address(es) of his Beneficiary(ies).

ARTICLE III

CONTRIBUTIONS

3.1 Participant Contributions.

(a) Generally. Each Participating Company will contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each regular payroll period and for each other payment of Compensation for which such Active Participant has a Deferral Election in effect with such Participating Company, a Participant Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Deferral Election. The amount of the Participant Contribution will be determined in increments of 1% of such Active Participant’s Compensation for Deferral Elections made on or after January 1, 2016. With respect to Participant Contributions, the Active Participant may elect to reduce his Compensation for any period by a minimum of 1% and a maximum of 75% (or such other minimum or maximum percentages and/or amounts established by the Administrative Committee from time to time); provided, the maximum limitations in Article VI will apply.

(b) After-Tax Contributions. Each Participating Company will contribute to the Plan on behalf of each Active Participant employed by such Participating Company, and for each regular payroll period and for each other payment of Compensation (such as payment of a bonus) for which such Active Participant has a Deferral Election in effect with a Participating Company, an After-Tax Contribution in an amount equal to the amount of After-Tax Contributions taken from such Active Participant’s Compensation for such period pursuant to his Deferral Election. The amount of the After-Tax Contribution will be determined in increments of 1% of such Active Participant’s Compensation, for Deferral Elections made on or after January 1, 2016. With respect to After-Tax Contributions, the Active Participant may elect to reduce his Compensation for any period by a minimum of 1% and a maximum of 75% (or such other minimum or maximum percentages and/or amounts established by the Administrative Committee from time to time); provided, the total of a Participant’s Participant Contributions and After-Tax Contributions may not exceed 75% of such Participant’s Compensation, and the maximum limitations in Article VI will apply.

(c) Deferral Elections. Each Active Participant who desires that his Participating Company make a Participant Contribution and/or After-Tax Contribution on his behalf may complete and deliver to the Participating Company (or its designee) a Deferral Election. Such Deferral Election will provide for the reduction of his Compensation for each payroll period and other payment of Compensation while he is an Active Participant. The Administrative Committee, in its sole discretion, will prescribe the form of all Deferral Elections and may also prescribe such nondiscriminatory terms and conditions governing Deferral Elections as it deems appropriate. Subject to any modifications, additions or exceptions which the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following provisions will apply to Deferral Elections:

(1) Effective Date. An Active Participant’s initial Deferral Election will be effective as soon as practicable after the date on which the Deferral Election is processed by the Participating Company. If an Active Participant fails to submit a Deferral Election in a timely manner, he will be deemed to have elected a Participant Contribution and After-Tax Contribution rate of zero percent. Notwithstanding the foregoing, as of the Effective Date, each individual who becomes an Active Participant on the Effective Date will be deemed to have made a Deferral Election equal to the election in effect for such Active Participant under the Progressive Leasing Employee Retirement Plan (formerly known as the Aaron’s, Inc. Employees Retirement Plan) immediately before the Effective Date.

(2) Term. Each Active Participant’s Deferral Election will remain in effect in accordance with its original terms until the earliest of (A) the date the Active Participant’s Compensation ends because he ceases to be an Employee, (B) the date the Active Participant revokes such election pursuant to the terms of subsection (3) below, or (C) the date the Active Participant or the Administrative Committee modifies such Deferral Election pursuant to the terms of subsections (4) or (5) below. If a Participant is transferred from the employment of a Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of (A), (B) or (C) of the preceding sentence.

(3) Revocation. An Active Participant may revoke his Deferral Election with a Participating Company in the manner prescribed by the Administrative Committee, and such revocation will be effective as soon as administratively practicable after being submitted in accordance with procedures established for the Plan. An Active Participant who revokes a Deferral Election may enter into a new Deferral Election in the manner prescribed by the Administrative Committee, effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan.

(4) Modification by Participant. Effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan, an Active Participant may modify his existing Deferral Election to increase or decrease the percentage of his Participant Contributions and/or After-Tax Contributions by making a new Deferral Election in the manner prescribed by the Administrative Committee.

(5) Modification by Administrative Committee. Notwithstanding anything herein to the contrary, the Administrative Committee may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any Participant Contributions and/or After-Tax Contributions to any extent the Administrative Committee believes necessary to comply with the limitations described in Article VI.

(d) Catch-Up Contributions. All Active Participants who have reached or will reach age 50 on or before the last day of a calendar year will be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of Code Section 414(v). Subject to the foregoing limitations and except as otherwise provided herein, such Catch-Up Contributions will be treated as Before-Tax and/or Roth (as applicable) Contributions for all purposes under the Plan. Catch-Up Contributions will be made in accordance with procedures that the Administrative Committee may adopt from time to time.

(e) Before-Tax and Roth Contributions.

(1) Before-Tax Contributions. Except to the extent a Participant makes an election under this subsection to designate Participant Contributions as Roth Contributions, Participant Contributions will be treated as Before-Tax Contributions. Before-Tax Contributions will be treated by the Participating Company that employs the Participant as excludable from the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made the Deferral Election.

(2) Election of Roth Contributions. At the time a Participant makes a Deferral Election, he may irrevocably designate all or any portion of the Participant Contributions to be made pursuant to such Deferral Election as Roth Contributions. Such Roth Contributions will be treated by the Participating Company that employs the Participant as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made the Deferral Election.

(3) Separate Accounting. Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Account maintained for each Participant. The Plan will maintain a record of the amount of Roth Contributions in each Participant’s Account. Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Account and the Participant’s other subaccounts under the Plan. No Contributions other than Roth Contributions and properly attributable earnings will be credited to a Participant’s Roth Account.

3.2 Safe Harbor Matching Contributions.

For each Active Participant on whose behalf a Participating Company has made, with respect to a payroll period or any other payment of Compensation, any Participant Contributions, such Participating Company will make, with respect to such payroll period or other payment, a Safe Harbor Matching Contribution equal to 100% of the amount of such Participant Contributions that do not exceed 3% of the Participant’s Compensation for such payroll period or other payment, plus 50% of the amount of such Participant Contributions that exceed 3%, but do not exceed 5%, of the Participant’s Compensation for such payroll period or other payment.

3.3 Nonelective Contributions.

A Participating Company may, but will not be required to, make a Nonelective Contribution to the Plan with respect to each Plan Year. Subject to the limitations set forth in Section 6.5, the amount of any such Nonelective Contribution will be determined at the discretion of the Board of Directors of the Participating Company; provided, the Board of Directors may delegate this authority to the Administrative Committee or any officer or officers of the Participating Company.

3.4 Form of Contributions.

All Contributions will be paid to the Trustee in the form of cash and/or Aaron’s Stock.

3.5 Timing of Contributions.

(a) Before-Tax and Roth Contributions. Each Participating Company that withholds Participant Contributions from an Active Participant’s paycheck pursuant to a Deferral Election will make best efforts to pay such Participant Contributions to the Trustee as of the earliest date on which such Contributions can reasonably be segregated from the Participating Company’s general assets (generally not to exceed 15 business days after the end of the month within which such amounts otherwise would have been payable to such Active Participant in cash), or such other time as may be required by law. Each Participating Company will pay Participant Contributions to the Trustee no sooner than immediately following the Participant’s performance of services with respect to which the Participant Contributions were made (or when the cash or other taxable benefit would be currently available, if earlier); provided, in accordance with Treasury Regulation Section 1.401(k)-1(a)(3)(iii)(C)(2), earlier payment may be made in order to accommodate bona fide administrative considerations.

(b) Company Contributions. Each Participating Company will make best efforts to pay its Safe Harbor Matching and Nonelective Contributions to the Trustee (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Safe Harbor Matching and Nonelective Contributions relate, or (ii) on or before any other date that is within the time allowed to permit the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Safe Harbor Matching and Nonelective Contributions. Each Participating Company will pay Safe Harbor Matching Contributions to the Trustee no sooner than the date on which the Participating Company makes the Participant Contribution to which the Safe Harbor Matching Contribution relates; provided, this timing limitation will not apply to (i) a Forfeiture that is allocated as a Safe Harbor Matching Contribution pursuant to Section 5.6, or (ii) a Safe Harbor Matching Contribution made in order to accommodate bona fide administrative considerations in accordance with Treasury Regulation Section 1.401(m)-1(a)(2)(iii)(C).

3.6 Contingent Nature of Company Contributions.

Notwithstanding any other provision of this Article and subject to the terms of Section 15.8, Contributions made to the Plan by a Participating Company are made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Contributions are made.

3.7 Restoration Contributions.

(a) Restoration Upon Buy-Back. If a Participant who is not 100% vested in his Account has received a distribution of his entire vested Account in a manner described in Section 8.3 (such that he forfeits the nonvested portion of his Account), and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, that individual may, prior to the earlier of (i) 5 years after the first date on which he is rehired or (ii) the close of the first period of 5 consecutive Breaks in Service commencing after the distribution, repay the full amount of the distribution to the Trustee (unadjusted for gains or losses). Upon such repayment, his Account will be credited with (i) all of the benefits (unadjusted for gains or losses) which were forfeited, and (ii) the amount of the repayment.

(b) Restoration of Forfeitures. If a Participant has forfeited his entire Account in accordance with Section 8.3(c) and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, his Account will be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, if any.

(c) Restoration Contribution. The assets necessary to fund the Account of the rehired individual in excess of the amount of the Participant’s repayment (if any) will be provided no later than as of the end of the Plan Year following the Plan Year in which repayment occurs (if subsection (a) hereof applies) or the individual is rehired (if subsection (b) hereof applies), and will be provided in the discretion of the Administrative Committee from (i) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (ii) Contributions by the Participating Companies.

3.8 Reemployed Veterans.

Notwithstanding any provision in this Plan to the contrary, contributions and benefits with respect to Qualified Military Service will be provided in accordance with Code Section 414(u). In the event a Participant resumes employment following a period of Qualified Military Service and is entitled to Contributions relating to such period of Qualified Military Service under the Uniformed Services Employment and Reemployment Rights Act of 1994, the amount of any makeup Contributions to which the Participant would otherwise be entitled under Code Section 414(u) upon return to employment will be reduced by Contributions made to the Plan on the Participant’s behalf based on differential wage payments, as defined in Code Section 3401(h)(2), during such period of Qualified Military Service. In the case of a Participant who dies while performing Qualified Military Service, the survivors of the Participant will be entitled to any additional benefits, other than benefit accruals relating to the period of Qualified Military Service, that would be provided under the Plan if the Participant had resumed then terminated employment due to death.

ARTICLE IV

ROLLOVERS AND TRANSFERS BETWEEN PLANS

4.1 Rollover Contributions.

(a) Request by Covered Employee. A Covered Employee may make a written request to the Administrative Committee that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Covered Employee or to which such Covered Employee is entitled. Such written request will contain information concerning the type of property constituting the Rollover Contribution, the extent to which the Rollover Contribution constitutes a rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) permitted under the rules of Code Section 402(c), and a statement satisfactory to the Administrative Committee that the property constitutes a Rollover Contribution. If a Covered Employee who is not a Participant makes a Rollover Contribution, the time and method of distribution of such Covered Employee’s Rollover Account will be determined under the terms of the Plan as if such Covered Employee were a Participant, but he will not be considered a Participant under the Plan for any other purpose.

(b) Acceptance of Rollover. Subject to the terms of the Plan and the Code (including regulations and rulings thereunder), the Administrative Committee, in its sole discretion, will determine whether (and if so, under what conditions and in what form) a Rollover Contribution will be accepted by the Trustee. For example, the Administrative Committee, in its sole discretion, may decide to allow Rollover Contributions from Covered Employees and/or direct Rollover Contributions from another qualified retirement plan as described in Code Section 401(a)(31), and may decide to pass through to the Covered Employee making the Rollover Contribution any recordkeeping fees directly attributable to his Rollover Contribution. In the event the Administrative Committee permits an Active Participant to make a Rollover Contribution, the amount of the Rollover Contribution will be transferred to the Trustee and allocated as soon as practicable thereafter to a Rollover Account (with any rollovers from Roth elective deferral accounts allocated to the Roth Rollover Account) for the Active Participant. Unless the Administrative Committee permits otherwise, all Rollover Contributions will be made in cash.

(c) Rollovers to Roth Accounts. Notwithstanding subsections (a) and (b) hereof, the Plan will accept Rollover Contributions to a Roth Rollover Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the Rollover Contribution is permitted under the rules of Code Section 402(c).

(d) Separate Accounting for After-Tax Rollovers. To the extent that the Plan accepts a Rollover Contribution that includes amounts that would not be includible in the Participant’s gross income (determined without regard to Code Section 402(c)(1)), the Plan will separately account for the portion of such Rollover Contribution that would be includible in gross income and the portion of the Rollover Contribution which is not so includible.

4.2 Transfer Contributions.

(a) Direct Transfers Permitted. The Administrative Committee, in its sole discretion, may permit direct trustee-to-trustee transfers of assets and liabilities to the Plan (which will be distinguished from direct Rollover Contributions as described in Code Section 401(a)(31)) as a Transfer Contribution on behalf of a Participant.

(b) Mergers and Spin-Offs Permitted. The Administrative Committee, in its sole discretion, may permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction. Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Without limitation, the Administrative Committee will determine the schedule under which such Transfer Contributions will vest.

(c) Establishment of Transfer Accounts. As soon as practicable after the date the Trustee receives a Transfer Contribution, there may be credited to one or more Transfer Accounts of each Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan. Any amounts so credited as a result of any such merger or spin-off or other transfer will be subject to all of the terms and conditions of the Plan from and after the date of such transfer.

(d) Transfer Accounts. The rules and terms applicable to Transfer Contributions and resulting Transfer Accounts will be reflected on a schedule hereto.

(e) Transfers from the Progressive Leasing Employee Retirement Plan. As soon as practicable following the Effective Date, the Plan will receive a transfer of assets and liabilities from the Progressive Leasing Employee Retirement Plan. Each individual whose account is transferred to the Plan from the Progressive Leasing Employee Retirement Plan, and who is not otherwise a Participant, will become a Participant hereunder with respect to such transferred account. Each Participant’s before-tax, Roth, after-tax, safe harbor matching, matching, nonelective, supplemental, rollover and transfer accounts that transfer from the Progressive Leasing Employee Retirement Plan to the Plan will be held in the appropriate Before-Tax, Roth, After-Tax, Safe Harbor Matching, Matching, Nonelective, Supplemental, Rollover and Transfer Accounts under the Plan.

4.3 Spin-Offs to Other Plans.

The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off, change in control or similar transaction) all or part of the assets and liabilities maintained under the Plan. Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust will have no further responsibility or liability with respect to the transferred assets and liabilities.

ARTICLE V

PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS

5.1 Establishment of Participants’ Accounts.

To the extent appropriate, the Administrative Committee will establish and maintain, on behalf of each Participant and Beneficiary, an Account which will be divided into segregated subaccounts. The subaccounts will include (to the extent applicable) Before-Tax, Roth, After-Tax, Safe Harbor Matching, Matching, Nonelective, Supplemental, Rollover (which will be subdivided into non-Roth Rollover and Roth Rollover Accounts), and Transfer Accounts and such other subaccounts as the Administrative Committee deems appropriate or helpful. Each Account will be credited with Contributions allocated to such Account and generally will be credited with income on investments derived from the assets of such Accounts. Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant’s Account as of a particular date (as specified in the Plan), such Contributions will actually be added to a Participant’s Account and will be credited with investment experience only from the date such Contributions are received and credited to the Participant’s Account by the Trustee. Each Account of a Participant or Beneficiary will be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary. No transaction or accounting methodology involving an employee’s Roth Account or Roth Rollover Account and any other accounts under the Plan that has the effect of transferring value from the other accounts into the Roth Account or Roth Rollover Account will be permitted.

5.2 Allocation and Crediting of Before-Tax, Roth, After-Tax, Safe Harbor Matching, Rollover and Transfer Contributions.

As of each Valuation Date coinciding with or occurring as soon as practicable after the date on which Before-Tax, Roth, After-Tax, Safe Harbor Matching, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions will be allocated and credited to the appropriate Before-Tax Account, Roth Account, After-Tax Account, Safe Harbor Matching Account, Rollover Account (and further allocated between the Roth Rollover Account and the non-Roth portion of the Rollover Account, as applicable), and Transfer Account, respectively, of such Active Participant.

5.3 Allocation and Crediting of Nonelective Contributions.

As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Nonelective Contributions, each Eligible Participant for such Plan Year will have allocated and credited to his Nonelective Account a portion of such Nonelective Contributions. Such Contributions will be allocated to the Nonelective Account of each Eligible Participant in the same proportion that (i) the Compensation of such Eligible Participant for such Plan Year bears to (ii) the total Compensation of all such Eligible Participants for such Plan Year.

5.4 Crediting of Restoration Contributions.

As of the Valuation Date coinciding with or immediately following the date on which the Plan restores the forfeitable portion of a Participant’s Account pursuant to Section 3.7, such amount will be credited to the Account of the Participant.

5.5 Allocation and Crediting of Supplemental Contributions.

(a) General Provision. As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Supplemental Contributions, each Eligible Nonhighly Compensated Participant who is eligible to receive an allocation of Supplemental Contributions for such Plan Year (pursuant to the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable) will have allocated and credited to his Supplemental Account a portion of the Supplemental Contributions made for such Plan Year by the Participating Companies. The Administrative Committee will cause a portion of such Supplemental Contributions to be allocated to the Supplemental Account of each such Participant in accordance with the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable. Each such separate Supplemental Contribution may be allocated pursuant to the terms of subsections (b), (c), (d) or (e) hereof and will be separately subject to any limitations set forth in those subsections (including, but not limited to, the 5% maximum set forth in subsection (d) hereof).

(b) Per Capita Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Per Capita Supplemental Contributions,” such Contributions will be allocated to the Supplemental Accounts of all Eligible Nonhighly Compensated Participants, on a per capita basis (that is, the same dollar amount will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant).

(c) Proportional Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Proportional Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant, in the same proportion that (i) the Compensation of such Eligible Nonhighly Compensated Participant for such Plan Year bears to (ii) the total Compensation of all such Eligible Nonhighly Compensated Participants for such Plan Year.

(d) Targeted Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Targeted Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of some or all Eligible Nonhighly Compensated Participants, (i) beginning with such Eligible Nonhighly Compensated Participant(s) who have the lowest Compensation until (A) such Eligible Nonhighly Compensated Participant(s) reach their annual addition limits (as described in Section 6.5), (B) to the extent that such Targeted Supplemental Contributions are designated by the Administrative Committee as being used solely to satisfy the ACP Tests, such Eligible Nonhighly Compensated Participant(s) are allocated a Supplemental Contribution equal to 5% of their Compensation, or (C) the amount of the Supplemental Contributions is fully allocated, and then (ii) continuing with successive individuals or groups of such Eligible Nonhighly Compensated Participants in the same manner until the amount of the Targeted Supplemental Contributions is fully allocated.

(e) Supplemental Matching Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Supplemental Matching Contributions,” such contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant, in the same proportion that (i) such Eligible Nonhighly Compensated Participant’s Plan Year Before-Tax and Roth Contributions that do not exceed the maximum amount of Before-Tax Contributions and Roth Contributions taken into account in determining Safe Harbor Matching Contributions for such Plan Year bears to (ii) the total of all such Eligible Nonhighly Compensated Participants’ Plan Year Before-Tax and Roth Contributions (calculated by taking into account for such Eligible Nonhighly Compensated Participants only the maximum amount of Before-Tax and Roth Contributions taken into account in determining Safe Harbor Matching Contributions for such Plan Year).

5.6 Allocation of Forfeitures.

To the extent Forfeitures for a Plan Year are not used to pay restoration contributions pursuant to Section 3.7 or to replace abandoned Accounts as provided in Section 10.9, the Administrative Committee, in its sole discretion, may use such Forfeitures to pay the reasonable administrative expenses of the Plan or to reduce the Participating Companies’ obligation, if any, to make contributions (i) pursuant to the terms of the Plan for the Plan Year in which such Forfeitures occurred or any subsequent Plan Year(s), or (ii) pursuant to any voluntary corrective action taken under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency.

5.7 Allocation and Crediting of Investment Experience.

As of each Valuation Date, the fair market value of the Trust Fund will be determined, which will be the sum of the fair market values of the Investment Funds, as determined by the institutions maintaining the Investment Funds or as otherwise provided in the Trust Agreement. Each Participant’s or Beneficiary’s Account will be allocated and credited with a portion of such earnings or debited with a portion of such losses in each Investment Fund, in the proportion that the amount credited to such Account is invested in each Investment Fund. Each Account will also be appropriately adjusted to reflect any Contributions, distributions, withdrawals or transfers between Investment Funds and other disbursements from such Account.

5.8 Allocation of Adjustments Upon Changes in Capitalization.

If the outstanding shares of Holdings Stock and/or Aaron’s Stock held in the Plan increase or decrease by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of stock, such increase or decrease will be allocated to each Account, as of the date on which the event requiring such adjustment occurs, in the same manner as the share to which it is attributable is then allocated.

5.9 Good Faith Valuation Binding.

In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee will exercise their best judgment, and all such determinations of value (in the absence of bad faith) will be binding upon all Participants and Beneficiaries.

ARTICLE VI

CONTRIBUTION AND SECTION 415 LIMITATIONS

AND NONDISCRIMINATION REQUIREMENTS

6.1 Maximum Limitation on Elective Deferrals.

(a) Maximum Elective Deferrals Under Participating Company Plans. The aggregate amount of a Participant’s Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies will not exceed the Maximum Deferral Amount.

(b) Return of Excess Participant Contributions. If the aggregate amount of a Participant’s Before-Tax and Roth Contributions made for any calendar year exceeds the Maximum Deferral Amount, the Participant will be deemed to have notified the Administrative Committee of such excess (including the extent to which such excess is composed of Roth Contributions), and the Administrative Committee will cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Participant Contributions exceed the Maximum Deferral Amount, plus (ii) any earnings allocable thereto (but not including any gap income). In addition, Safe Harbor Matching Contributions made on behalf of the Participant which are attributable to the distributed Participant Contributions will be forfeited.

(c) Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements. If, after the reduction described in subsection (b) hereof, a Participant’s aggregate Elective Deferrals under plans, contracts and arrangements with the Controlling Company and all Affiliates still exceed the Maximum Deferral Amount, then the Participant will be deemed to have notified the Administrative Committee of such excess and, unless the Administrative Committee directs otherwise, such excess will be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with the Controlling Company and all Affiliates other than the Plan in the manner described in subsection (b) hereof. If any designated Roth contributions were made to a plan, the Participant will be deemed to have notified the Administrative Committee of the portion of excess deferrals that are comprised of designated Roth contributions.

(d) Discretionary Return of Elective Deferrals. If, after the reductions described in subsections (b) and (c) hereof, (i) a Participant’s aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Administrative Committee, on or before the March 1 following the end of such calendar year (or such later deadline as may be permitted by the Administrative Committee), a written request that the Administrative Committee distribute to such Participant all or a portion of his remaining Participant Contributions made for such calendar year, then the Administrative Committee may, but will not be required to, cause the Trustee to distribute such amount to such Participant in the manner described in subsection (b) hereof on or before the April 15 following the end of the year in which the Maximum Deferral Amount was exceeded. If any designated Roth contributions were made to a plan, the notification in this subsection must also identify the extent, if any, to which the excess deferrals are comprised of designated Roth contributions.

(e) Return of Excess Annual Additions. Any Participant Contributions returned to a Participant to correct excess Annual Additions will be disregarded for purposes of determining whether the Maximum Deferral Amount has been exceeded.

(f) Coordination of Before-Tax Contributions and Roth Contributions. In the case of a distribution to a Participant pursuant to subsections (b), (c) or (d) hereof, any applicable Before-Tax Contributions made by such Participant will be distributed before any applicable Roth Contributions made by such Participant.

6.2 Nondiscrimination Requirements for Before-Tax and Roth Contributions.

The Plan is intended to satisfy the ADP safe harbor requirements under Code Section 401(k)(12) by means of providing Safe Harbor Matching Contributions, as described in Code Section 401(k)(12)(B), such that the Plan will be deemed to have satisfied the ADP tests for each Plan Year.

6.3 Nondiscrimination Requirements for After-Tax Contributions.

(a) ACP Tests. The allocation of the aggregate of all (i) After-Tax Contributions, (ii) to the extent designated by the Administrative Committee, Supplemental and/or Safe Harbor Matching Contributions, and (iii) to the extent designated by the Administrative Committee pursuant to subsection (d) hereof, other before-tax and/or qualified nonelective contributions made under another plan will satisfy at least one of the following ACP Tests for such Plan Year:

(1) The ACP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the product of (i) the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 1.25; or

(2) The ACP of the Active Participants who are Highly Compensated Employees during the current Plan Year will not exceed the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year by more than 2 percentage points, nor will it exceed the product of (i) the ACP for the current Plan Year of the Active Participants who are not Highly Compensated Employees during the current Plan Year, multiplied by (ii) 2.

(b) ACP or Actual Contribution Percentage. The term “ACP” or “Actual Contribution Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the total of the amount of After-Tax Contributions and, to the extent designated by the Administrative Committee, the Safe Harbor Matching and/or Supplemental Contributions, as well as other before-tax and/or qualified nonelective contributions (excluding Catch-up Contributions and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions) actually paid to the Trustee on behalf of each such

Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year. Safe Harbor Matching Contributions will be taken into account in determining a Participant’s ACP only if they are taken into account for all Participants for such Plan Year. Supplemental Contributions will be taken into account in determining a Participant’s ACP only if such Supplemental Contributions satisfy the requirement of Treasury Regulation Section 1.401(m)-2(a)(6). If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching or after-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching and after-tax contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his ACP in accordance with Treasury Regulation Section 1.401(m)-2(a)(3)(ii). The ACP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no After-Tax Contributions, and if he receives no allocations of Safe Harbor Matching Contributions, Supplemental Contributions or qualified nonelective contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant’s ACP for such Plan Year will be zero.

(c) Adjustments to Actual Contribution Percentages. In the event that the allocation of the After-Tax Contributions and, if applicable, Safe Harbor Matching and Supplemental Contributions and other after-tax, before-tax and qualified nonelective contributions for a Plan Year, does not satisfy one of the ACP Tests of subsection (a) hereof, the Administrative Committee will cause such After-Tax Contributions for the Plan Year to be adjusted in accordance with one or a combination of the following options:

(1) The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Participants described in Section 5.5 with respect to such Plan Year. Such Supplemental Contributions will be allocated among the Participants pursuant to the methods described in Section 5.5.

(2) By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce After-Tax Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by the dollar amount necessary to satisfy one of the ACP Tests. The amount by which After-Tax Contributions will be reduced will be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of individual Actual Contribution Percentages, beginning with the highest Actual Contribution Percentage. Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in After-Tax Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:

(A) First, the After-Tax Contributions of the Highly Compensated Employee(s) with the highest dollar amount of After-Tax Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the dollar amount of After-Tax Contributions of each such Highly Compensated Employee to equal the amount of After-Tax Contributions of each of the Highly Compensated Employees with the next highest dollar amount of After-Tax Contributions for such Plan Year.

(B) Substantially identical steps will be followed for making further reductions in the After-Tax Contributions of each of the Highly Compensated Employees with the next highest dollar amount of After-Tax Contributions for such Plan Year until the entire required reduction has been made.

(C) Any amount by which After-Tax Contributions are reduced, plus any earnings attributable thereto through the end of such Plan Year, will be distributable to the Highly Compensated Employees from whose Accounts such reductions have been made.

(d) Multiple Plans. If matching, after-tax, before-tax and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the matching, after-tax, applicable before-tax contributions (other than catch-up contributions) and qualified nonelective contributions made to those other plans will be combined with the After-Tax and applicable Safe Harbor Matching and/or Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with one or more other plans to which matching, after-tax, applicable before-tax and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) (other than the requirements of Code Section 410(b)(2)(A)(ii)). However, plans may be aggregated for purposes of this subsection (d) only if they have the same plan year and use the same testing method for the ACP Tests.

(e) Separate Testing. In accordance with Treasury Regulation Section 1.401(m)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof. In addition, pursuant to Code Section 401(m)(5)(C), the Administrative Committee may elect to exclude from the ACP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A). If the ACP Tests are performed separately for any group of Participants, then only the Participants included in such separate ACP Tests will be taken into account for purposes of allocating Supplemental Contributions made for the purpose of satisfying such ACP Tests and for purposes of any adjustments made pursuant to subsection (c) hereof.

(f) Interpretation. The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations. To the extent permitted under such Treasury Regulations, the Administrative Committee may elect to use any optional or alternative methods of applying the limitations of this Section.

6.4 Order of Application.

For any Plan Year in which adjustments are necessary or otherwise made pursuant to the terms of Sections 6.1 and 6.3, such adjustments will be applied in the order prescribed by the Secretary of Treasury in Treasury Regulations or other published authority.

6.5 Code Section 415 Limitations on Maximum Contributions.

(a) General Limit on Annual Additions. Except for any Catch-Up Contributions, in no event will the Annual Additions to a Participant’s Account for any Limitation Year, under the Plan and any other Defined Contribution Plan maintained by an Affiliate (or by a predecessor employer, within the meaning of Treasury Regulations Sections 1.415(f)-1(c)(1) and (c)(2)), exceed the lesser of:

(1) $40,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d) to reflect cost-of-living increases); or

(2) 100% of such Participant’s Compensation.

(b) Rules of Application. For purposes of the limitations described in subsection (a) above, the following rules will apply:

(1) Aggregation of Previously Unaggregated Plans. If two or more Defined Contribution Plans are not required to be aggregated under Code Section 415 as of the first day of a Limitation Year for purposes of the limitations in subsection (a) but become aggregated later in the Limitation Year:

(A) if the Participant’s combined Annual Additions under all of the aggregated plans exceed the limitations in subsection (a) as of the date that such plans are first aggregated, no further amounts that would constitute Annual Additions will be credited to a Participant’s Account during such Plan Year after the date on which the plans are required to be aggregated; and

(B) such Participant’s Annual Additions will not be considered to exceed the limitations in subsection (a) for such Limitation Year to the extent such failure results from the aggregation of such Defined Contribution Plans during the Limitation Year.

(2) Plans with Different Limitation Years. If a Participant is credited during the Limitation Year with Annual Additions in more than one Defined Contribution Plan maintained by an Affiliate or a predecessor employer, the amounts credited under plans other than this Plan that are taken into account for purposes of the limitation in subsection (a) for the Limitation Year are those Annual Additions credited to the Participant under such other plan(s) that would have been considered Annual Additions under the Plan for the Limitation Year if they had been credited under this Plan rather than the other plan(s).

(c) Combined Plan Limit. If an Employee is a participant in the Plan and any one or more other Defined Contribution Plans maintained by any Affiliate and a corrective adjustment in such Employee’s benefits is required to comply with this Section (and similar provisions under the other plan), such adjustment will be made under the other plan(s).

(d) Compliance with Code Section 415. The limitations in this Section are intended to comply with the provisions of Code Section 415 and, to the extent not included herein, Code Section 415 and the applicable regulations are hereby incorporated by reference, so that the maximum benefits permitted under plans of the Affiliates will be exactly equal to the maximum amounts allowed under Code Section 415 and the regulations thereunder.

6.6 Construction of Limitations and Requirements.

The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article will not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

ARTICLE VII

INVESTMENTS

7.1 Establishment of Trust Account.

All Contributions are to be paid over to the Trustee, to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust.

7.2 Investment Funds.

(a) Establishment of Investment Funds. In accordance with instructions from the Investment Committee and the terms of the Plan and the Trust, the Trustee will establish and maintain Investment Funds for the investment of assets of the Trust Fund. Such Investment Funds will be established and modified from time to time without necessity of amendment to the Plan and will have the investment objectives prescribed by the Investment Committee. Investment Funds also may be established and maintained for any limited purpose(s) the Investment Committee may direct (for example, for the investment of certain specified Accounts transferred from a Prior Plan), and subject to any restrictions related to such purpose(s) that the Investment Committee may determine. Similarly, at the authorized direction of the Investment Committee, the Trustee may eliminate one or more of the then-existing Investment Funds. The Trustee may invest Contributions it receives in interest-bearing accounts or other short-term investments selected by the Investment Committee until such time as a Participant’s investment directions can be effected.

(b) Reinvestment of Cash Earnings. Except as otherwise determined by the Investment Committee, any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions or to pay Plan or Trust expenses) will be reinvested in such Investment Fund.

7.3 Participant Direction of Investments.

Each Participant or Beneficiary generally may direct the manner in which his Accounts and Contributions will be invested in and among the Investment Funds described in Section 7.2. Participant investment directions will be made in accordance with the following terms:

(a) Investment of Contributions. Except as otherwise provided in this Section, each Participant may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his future Contributions that will be invested in each Investment Fund. An initial election of a Participant will be made as of the Entry Date on which the Participant commences or recommences participation in the Plan and will apply to all Contributions credited to such Participant’s Account after such Entry Date; provided, to the extent determined by the Administrative Committee, an investment election may be made with respect to a Rollover Contribution. Such Participant may make subsequent elections as of any Valuation Date, and such elections will apply to all Contributions credited to such Participant’s Account following such date; for purposes hereof, Contributions and/or

Forfeitures that are credited to a Participant’s or Beneficiary’s Account will be subject to the investment election in effect on the date on which such amounts are actually received and credited, regardless of any prior date “as of” which such Contributions may have been allocated to his Account. Any election made pursuant to this subsection with respect to future Contributions will remain effective until changed by the Participant. In the event a Participant never makes an investment election or makes an incomplete or insufficient election in some manner, the Administrative Committee will direct the investment of the Participant’s future Contributions.

(b) Investment of Existing Account Balances. Except as otherwise provided in this Section, each Participant or Beneficiary may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his existing Accounts that will be invested in each Investment Fund. Such Participant or Beneficiary may make such elections effective as of any Valuation Date following his Entry Date into the Plan (or the crediting of his Rollover Contribution). Each such election will remain in effect until changed by such Participant or Beneficiary. In the event a Participant or Beneficiary fails to make an election for his existing Account balance pursuant to the terms of this subsection which is separate from his election made for his Contributions pursuant to the terms of subsection (a) hereof, or if a Participant’s or Beneficiary’s investment election form is incomplete or insufficient in some manner, the Participant’s or Beneficiary’s existing Account balance will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Account.

(c) Conditions Applicable to Elections. The Administrative Committee will have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the deadline for making elections and the effective date of such elections. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section will supersede such provisions of this Section without the necessity of a Plan amendment.

(d) Restrictions on Investments.

(1) Generally. To the extent any investment or reinvestment restrictions apply with respect to any Investment Funds (for example, restrictions on changes of investments between competing funds) or as a result of depletion of cash liquidity within an Investment Fund, a Participant’s or Beneficiary’s ability to direct investments hereunder may be limited.

(2) Holdings Stock. Upon the transfer of assets and liabilities to this Plan from the Progressive Leasing Employee Retirement Plan, until such time as the Administrative Committee determines otherwise, the Investment Funds of the Plan will include a Holdings Stock Fund. A Participant or Beneficiary may not direct his future Contributions to be invested in the Holdings Stock Fund, and may not reallocate investments in his Account from other investments into the Holdings Stock Fund. Furthermore, a Participant or Beneficiary may be restricted from initiating transactions that affect investments in the Holdings Stock Fund to the extent the Administrative Committee deems appropriate for compliance with securities laws.

(3) Aaron’s Stock. Upon the later of (i) the transfer of assets and liabilities to this Plan from the Progressive Leasing Employee Retirement Plan, or (ii) the spinoff of Aaron’s SpinCo, Inc. (to be renamed as The Aaron’s Company) from Aaron’s Holdings, Inc. (to be renamed as ProG Holdings, Inc.) as a separate publicly traded company, the Investment Funds of the Plan will include a Aaron’s Stock Fund. Prior to the effective date established by the Administrative Committee, a Participant or Beneficiary may not direct his future Contributions to be invested in the Aaron’s Stock Fund, and may not reallocate investments in his Account from other investments into the Aaron’s Stock Fund. Beginning on the effective date established by the Administrative Committee, a Participant or Beneficiary may direct up to 10% of his future Contributions to be invested in the Aaron’s Stock Fund, and may reallocate investments in his Account from other investments into the Aaron’s Stock Fund, but only to the extent such reallocation would not result in more than 10% of the Account being invested in the Aaron’s Stock Fund. Furthermore, a Participant or Beneficiary may be restricted from initiating transactions that affect investments in the Aaron’s Stock Fund to the extent the Administrative Committee deems appropriate for compliance with securities laws.

7.4 Valuation.

As of each Valuation Date, the fair market value of each of the Investment Funds will be determined in accordance with the terms of the Trust Agreement, after first deducting any expenses which have not been paid by the Participating Companies. All costs and expenses directly identifiable to one Investment Fund will be allocated to that Investment Fund.

7.5 Purchase of Life Insurance.

Life insurance contracts will not be purchased.

7.6 Voting and Tender Offer Rights with Respect to Investment Funds.

Subject to Section 7.9, to the extent and in the manner permitted by the Trust and/or any documents establishing or controlling any of the Investment Funds, Participants and Beneficiaries will be given the opportunity to vote and tender their interests in each Investment Fund. Otherwise, such interests will be voted and/or tendered by the Investment Manager or other fiduciary that controls such Investment Fund as may be provided in the controlling documents or as otherwise specified by the Investment Committee.

7.7 Fiduciary Responsibilities for Investment Directions.

All fiduciary responsibility with respect to the selection of Investment Funds for the investment of a Participant’s or beneficiary’s Accounts will be allocated to the Participant or beneficiary who directs the investment. Neither the Controlling Company, the Administrative Committee, the Investment Committee, the Trustee, the Board nor any Participating Company will be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction.

7.8 Appointment of Investment Manager; Authorization to Invest in Collective Trust.

(a) Investment Manager. The Investment Committee may appoint any one or more individuals or entities to serve as the investment manager or managers of the entire Trust or of all or any designated portion of a particular Investment Fund or Investment Funds. The investment manager will certify that it is qualified to act as an “investment manager” within the meaning of ERISA Section 3(38) and will acknowledge in writing its fiduciary status with respect to the assets placed under its control. The appointment of the investment manager will be effective as of the date specified by the Investment Committee, and the appointment will continue in effect until such date as the Investment Committee may specify. If an investment manager is appointed, the investment manager will have the power to manage, acquire and dispose of any and all assets of the Trust Fund, as the case may be, which have been placed under its control, subject to the terms of the Trust Agreement.

(b) Collective Trust. The Investment Committee may designate that all or any portion of the Trust Fund will be invested in a collective trust fund, in accordance with the provisions of Revenue Ruling 81-100 or any successor ruling, which collective trust will be deemed to be adopted as part of the Plan. Such designation or direction will be in addition to the powers to invest in commingled funds maintained by the Trustee provided for in the Trust.

7.9 Voting and Tender Offer Rights With Respect to Company Stock.

(a) Voting Rights. Each Participant or Beneficiary will have the right to direct the Trustee as to the exercise of all voting rights with respect to the whole shares of Holdings Stock and Aaron’s Stock in his Account. To the extent possible, the Trustee will combine fractional shares of Aaron’s Stock in the Accounts of Participants or Beneficiaries and will vote such fractional shares, and any shares of Aaron’s Stock for which no direction is received, in the same proportion as the whole shares of such Aaron’s Stock are voted by the voting Participants or Beneficiaries thereof by the Trustee. To the extent possible, the Trustee will combine fractional shares of Holdings Stock in the Accounts of Participants or Beneficiaries and will vote such fractional shares, and any shares of Holdings Stock for which no direction is received, in the same proportion as the whole shares of such Holdings Stock are voted by the voting Participants or Beneficiaries thereof by the Trustee.

(b) Tender Offer Rights. Each Participant or Beneficiary will have the right to direct the Trustee as to whether, in accordance with the terms of any tender offer for shares of Holdings Stock or Aaron’s Stock, to tender the whole shares of such stock in his Account, and the Trustee will follow such directions. To the extent possible, the Trustee will combine fractional shares of Aaron’s Stock in the Accounts of Participants or Beneficiaries and will tender such fractional shares in the same proportion as the whole shares of such Aaron’s Stock are tendered by the tendering Participants or Beneficiaries. To the extent possible, the Trustee will combine fractional shares of Holdings Stock in the Accounts of Participants or Beneficiaries and will tender such fractional shares in the same proportion as the whole shares of such

Holdings Stock are tendered by the tendering Participants or Beneficiaries. Unless otherwise required by ERISA, the Trustee will not tender whole shares of Holdings Stock or Aaron’s Stock credited to a Participant’s or Beneficiary’s Account for which it has received no directions.

(c) Confidentiality. The Administrative Committee will establish procedures to protect the voting and tender offer rights of the Participants and Beneficiaries and to ensure that the manner in which each Participant or Beneficiary exercises his voting or tender offer rights is confidential with respect to the Administrative Committee and the management of the Company.

(d) Dissemination of Pertinent Information. The Administrative Committee will deliver, or cause to be delivered, to each Participant or Beneficiary, all notices, financial statements, proxies and proxy soliciting materials relating to the voting of Holdings Stock and Aaron’s Stock in his Account. In addition, the Administrative Committee will deliver, or cause to be delivered, to each Participant and Beneficiary all materials relating to any tender offer, including the materials distributed by any tender offerer (that is, any bidder). The Administrative Committee will notify each Participant or Beneficiary of each occasion for the exercise of voting or tender offer rights within a reasonable time before such rights are to be exercised, and such notification will include all of the relevant information that the issuer distributes to shareholders regarding the exercise of such rights.

ARTICLE VIII

VESTING IN ACCOUNTS

8.1 General Vesting Rule.

(a) Fully Vested Accounts. All Participants will at all times be fully vested in their Before-Tax, Roth, After-Tax, Supplemental, Safe Harbor Matching, Matching (effective December 4, 2020) and Rollover Accounts.

(b) Nonelective Accounts. Except as provided in Section 8.2, the Nonelective Account of each Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Nonelective Account
Less than 2 Years	0%
2 Years, but less than 3	20%
3 Years, but less than 4	40%
4 Years, but less than 5	60%
5 Years, but less than 6	80%
6 Years or more	100%

(c) Transfer Accounts. Transfer Accounts will vest in accordance with the terms specified by the Administrative Committee on a schedule attached hereto.

8.2 Vesting Upon Attainment of Normal Retirement Age, Death or Disability.

Notwithstanding Section 8.1, a Participant’s Account will become 100% vested and nonforfeitable upon the occurrence of any of the following events:

(a) The Participant’s attainment of Normal Retirement Age while employed as an Employee;

(b) The Participant’s death while employed as an Employee (or as provided in Section 3.8); or

(c) The Participant’s becoming Disabled while employed as an Employee.

8.3 Timing of Forfeitures and Vesting after Restoration Contributions.

(a) Timing of Forfeitures. If a Participant who is not yet 100% vested in any portion of his Account severs from employment with all Affiliates, the nonvested amount in his Account will become available for allocation as a Forfeiture (in accordance with the terms of Section 5.6) in the Plan Year after such Participant incurs 5 consecutive Breaks in Service; provided, if such Participant receives a distribution of all of his vested Account, the nonvested amount in his Account (i) will be forfeited and will become available for allocation as a Forfeiture as soon as practicable after such distribution occurs and (ii) will be subject to the restoration rules set forth herein. If a Participant has no vested interest in his Account at the time he severs from employment, he will be deemed to have received a cash-out distribution at the time he severs from employment, and the forfeiture provisions of this Section will apply. If such a Participant resumes employment with an Affiliate after he has incurred 5 or more consecutive Breaks in Service, such nonvested amount will not be restored. If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive Breaks in Service, the nonvested amount will be restored pursuant to the terms of subsection (b) or (c) hereof, as applicable.

(b) Reemployment and Vesting After Cash-Out Distribution. If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his Account, the provisions of Section 3.7(a) will be applicable (requiring repayment by such a Participant as a condition for restoration of the nonvested amount). Upon such repayment, the rehired individual immediately will be credited with all previously earned Years of Vesting Service.

(c) Reemployment and Vesting Before Any Distribution. If by the date of reemployment such a Participant has not received a distribution of the entire vested interest in his Account, the forfeited amount will be restored pursuant to the terms of Section 3.7(b) and then will be subject to all of the vesting rules in this Article as if no Forfeitures had occurred.

8.4 Amendment to Vesting Schedule.

Notwithstanding anything herein to the contrary, in no event will the terms of any amendment to the Plan reduce the vested percentage that any Participant has earned under the Plan. Any amendments to the Plan that affect the vesting provisions will be subject to the rules of this Section.

(a) Changes to Vesting of Future Contributions. In the event that an amendment to the Plan will directly have an adverse effect on Participants’ vested percentage for future Contributions, any Participant who has 3 or more Years of Vesting Service (calculated in a manner consistent with Treasury Regulation Section 1.411(a)-8T (or any successor section)) may elect to have his vested percentage for his Account calculated under the schedule in the Plan before any such change, and the Administrative Committee will give each such Participant notice of his rights to make such an election. The period during which the election may be made will commence with the date the amendment is adopted or deemed to be made and will end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment becomes effective; or (iii) 60 days after the Participant is issued written notice of the amendment by a Participating Company or the Administrative Committee.

(b) Changes to Vesting of Existing Accounts. The vesting of each Participant’s Account balance attributable to Contributions accrued on or before the later of the date of adoption or the effective date of any amendment to the Plan will be equal to the greater of: (i) the vesting percentage that would apply under the terms of the Plan prior to such amendment, or (ii) the vesting percentage that applies under the terms of the Plan as so amended.

ARTICLE IX

IN-SERVICE WITHDRAWALS AND LOANS

9.1 In-Service Withdrawals.

(a) General. Prior to severance from employment with all Affiliates, a Participant may withdraw all or part of the amounts described in Section 9.2 through Section 9.7 hereof.

(b) Election to Withdraw. All applications to withdraw will be made at such time as the Administrative Committee may reasonably request, and will be made in such manner as the Administrative Committee may prescribe.

(c) Payment of Withdrawal. The amount of any withdrawal will be paid to a Participant in a single-sum cash payment as soon as practicable after the Administrative Committee receives and approves a properly completed withdrawal application. At the time of making any withdrawals for a Participant, his Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his Account pursuant to the policies of the Administrative Committee. Any withdrawal will be treated as a payment of benefits under Article X and all of the requirements of that Article.

(d) Effect of Outstanding Loan. If an amount becomes payable to a Participant as a withdrawal pursuant to this Article at a time when such Participant has an outstanding loan from the Plan, the terms of Section 9.8(e) will apply.

9.2 Hardship Withdrawals.

(a) Parameters of Hardship Withdrawals. A Participant may make, on account of hardship, a withdrawal from (i) his Before-Tax and Roth Accounts (other than any investment earnings earned after December 31, 1988); and (ii) the vested portion of his Matching Account. For purposes of this subsection, a withdrawal will be on account of “hardship” if it is necessary to satisfy an immediate and heavy financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The Administrative Committee will make its determination as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need on the basis of all relevant facts and circumstances. A Participant may choose the extent to which the withdrawal will be taken from his Roth Account.

(b) Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need exists only if the withdrawal is on account of (i) expenses for medical care that would be deductible under Code §213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) for the Participant, his Spouse or dependent; (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his Spouse or dependents

(as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof); (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; (v) the payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to subsection (d)(1)(B) thereof); or (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c) Necessary to Satisfy a Financial Need. In order for a withdrawal to be considered as necessary to satisfy an immediate and heavy financial need of a Participant, the following requirements must be met: (i) prior to receiving a withdrawal hereunder, the Participant will be required to obtain all distributions, other than hardship withdrawals, and all nontaxable loans available under all plans maintained by the Controlling Company and its Affiliates; (ii) the Participant must represent (in writing, by an electronic medium, or in any other form permitted by applicable Treasury guidance) that he has insufficient cash or other liquid assets to satisfy the need; and (iii) the hardship withdrawal will not exceed the amount of the Participant’s immediate and heavy financial need; provided, the amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local taxes which are reasonably anticipated to result from the hardship withdrawal.

9.3 Rollover Account Withdrawals.

A Participant may request a withdrawal of all or a part of his Rollover Account. The Participant may choose the extent to which the withdrawal will be taken from his Roth Rollover Account.

9.4 After-Tax Account Withdrawals.

A Participant may request a withdrawal of all or a part of his After-Tax Account at any time.

9.5 Age 59 1⁄2 Withdrawals.

A Participant who has attained age 59 1⁄2 may request a withdrawal of all or a part of his vested Account once in any 12-month period. The Participant may choose the extent to which the withdrawal will be taken from his Roth Account and Roth Rollover Account.

9.6 Coronavirus-Related Distributions.

(a) Availability of Withdrawal. Notwithstanding anything in the Plan to the contrary, effective through December 30, 2020, a Qualified Participant may request a withdrawal of all or part of his vested Account, other than any amounts invested in a self-directed brokerage account, as a coronavirus-related distribution, provided that the aggregate amount of withdrawals received by any Participant pursuant to this Section and similar coronavirus-related distribution provisions under all other plans maintained by the Affiliates may not exceed $100,000.

(b) Qualified Participant Determination. A “Qualified Participant” means a Participant (i) who is diagnosed with Coronavirus by a test approved by the U.S. Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug and Cosmetic Act); (ii) whose spouse or dependent (as defined in Code Section 152) is diagnosed with Coronavirus by such a test; or (iii) who experiences adverse financial consequences as a result of:

(1) the Participant, his Spouse or someone who shares the Participant’s principal residence being quarantined, furloughed or laid off, or having work hours reduced, due to Coronavirus,

(2) the Participant, his Spouse or someone who shares the Participant’s principal residence being unable to work due to lack of child care, due to Coronavirus,

(3) the closing or reducing hours of a business owned or operated by the Participant, his Spouse or someone who shares the Participant’s principal residence, due to Coronavirus,

(4) the Participant, his Spouse or someone who shares the Participant’s principal residence having a reduction in pay or self-employment income, due to Coronavirus,

(5) the Participant, his Spouse or someone who shares the Participant’s principal residence having a job offer rescinded or start date of a job delayed, due to Coronavirus, or

(6) other factors as determined by the U.S. Secretary of the Treasury (or his or her delegate).

The Administrative Committee will rely on a Participant’s certification that the Participant satisfies the conditions to be a Qualified Participant unless the Administrative Committee has actual knowledge to the contrary. For purposes of this Section, the term “Coronavirus” means the virus SARS-CoV-2 or coronavirus disease 2019 (COVID-19).

(c) Payment of Withdrawal. Notwithstanding anything in the Plan to the contrary, payment of a withdrawal under this Section will be made only as a single lump sum cash payment, and will not be considered an Eligible Rollover Distribution.

9.7 Distributions and Withdrawals from Transfer Accounts.

If a Prior Plan (i) allows Code Section 411(d)(6) protected in-service withdrawals (other than those permitted in Sections 9.2 through 9.6) and/or (ii) allows one or more Code Section 411(d)(6) protected forms of distribution not generally permitted under the Plan, the Participants who have Transfer Accounts reflecting the accrued benefits subject to such protected withdrawals and forms of distribution under that Prior Plan will be permitted to withdraw, and/or receive distributions of, all or a portion of the amounts from the subject Transfer Accounts in a manner, and subject to rules and restrictions, similar to those provided under the Prior Plan such that the Plan will comply with the requirements of Code Section 411(d)(6). The terms and conditions of any such withdrawals, as well as other pertinent rules and provisions relating to the transfer of such assets to the Plan, will be set forth on a schedule hereto.

9.8 Loans to Participants.

(a) Grant of Authority. Loans to Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in ERISA Section 3(14) generally will be allowed during such period(s) of time that the Administrative Committee determines, in its sole discretion, it is desirable and administratively feasible to make such loans. Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee and set forth in a written policy statement, the Trustee, upon proper application by an eligible Participant, Beneficiary or alternate payee on forms approved by the Administrative Committee, may make a loan or loans to the borrower.

(b) Nondiscriminatory Policy. Loans will be available to all Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in ERISA Section 3(14) on a reasonably equivalent basis, without regard to an individual’s race, color, religion, age, sex or national origin. Loans will not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation will be interpreted to mean that, subject to the other limitations in this Section, the same percentage of each borrower’s vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance. Eligible individuals may apply for loans by submitting an application in written, electronic or other form established by the Administrative Committee, pursuant to nondiscriminatory procedures established by the Administrative Committee from time to time.

(c) Minimum Loan Amount. The minimum amount of any loan will be $1,000, or such lesser amount established by the Administrative Committee from time to time.

(d) Maximum Loan Amount. The Administrative Committee will determine the maximum number of loans that may be outstanding at any time. In addition, no loan may be made to any borrower from the Plan if the amount of such loan exceeds the lesser of (i) the limit established by the Administrative Committee, or (ii) the least of:

(1) $50,000, minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the borrower by the qualified employer plans as defined in Code Section 72(p)(4)(A) maintained by the Affiliates;

(2) the difference between (A) 50% of the borrower’s total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus (B) the total amount of all loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates; or

(3) 50% of the borrower’s vested Account balance immediately after the origination of the loan.

(e) Adequacy of Security. All loans will be secured by the pledge of a dollar amount of the borrower’s Account balance (i) which is not less than the principal amount of the loan plus an additional amount, if any, which the Administrative Committee deems desirable to secure payment of interest accruing on the loan, and (ii) which in no event (when aggregated for all outstanding loans) is greater than 50% of the borrower’s vested Account balance immediately after the origination of the loan. Notwithstanding anything herein to the contrary, the pledge of such security will be made in such manner and amount as the Administrative Committee may require for the loan to be considered adequately secured. A loan will be considered to be “adequately secured” if the security posted for such loan is in addition to and supporting a promise to pay, if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms. During the period that a loan is outstanding, if a Participant becomes eligible to receive a withdrawal or a distribution, the amount of such Participant’s Account which he will be eligible to receive through withdrawal or distribution will not exceed that amount which will reduce such Participant’s vested Account balance below the principal amount then outstanding on such loan.

(f) Rate of Interest. A loan from the Plan to a borrower must bear a reasonable rate of interest. A loan will be considered to bear “a reasonable rate of interest” if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. In general, the Administrative Committee’s decision as to the rate of interest for any Plan loan will be based primarily on the rate of interest that one or more local banks or other lending institutions would charge on a similar loan, taking into account, among other things, the collateral pledged to secure the loan.

(g) Crediting Loan Payments to Accounts. The loan will be considered a directed investment of the borrower, and any principal and interest paid on the loan will be considered a part of his total Account. Each payment of principal and interest will be credited to the Investment Funds of the Participant’s Account as directed by the Participant pursuant to procedures determined by the Administrative Committee.

(h) Remedies in the Event of Default. If any loan payments are not paid as and when due or within such period as the Administrative Committee may prescribe in its loan policy statement, the Administrative Committee may declare the loan to be in default. The Administrative Committee may take such actions, as it deems appropriate in accordance with its written loan policy statement, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan. Among other things, the Administrative Committee’s actions may include causing all or any portion of the borrower’s Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant’s Account balance until such time as such reduction, if treated as a distribution, will not breach the special distribution restrictions of Code Section 401(k)(2)(B).

(i) Suspension of Repayments for Leaves. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4), under applicable Treasury Regulations, and as provided in the written loan policy statement. In addition, during a period of military leave, the interest rate under an outstanding loan will be reduced to the extent necessary to comply with the Servicemembers’ Civil Relief Act of 2003.

9.9 Transition Rule.

For purposes of effectuating a change in the Plan’s recordkeeper or other administrative changes, and notwithstanding anything contained in this Article to the contrary, the Administrative Committee may designate a period during which no withdrawals or loans will be permitted.

ARTICLE X

PAYMENT OF BENEFITS FROM ACCOUNTS

10.1 Benefits Payable for Reasons Other Than Death.

(a) General Rule Concerning Benefits Payable. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsections (c) and (d) hereof, if a Participant severs from employment with all Affiliates for any reason other than death, 15 days after the date of such severance from employment he (or his Beneficiary, if he dies after such severance from employment) will be entitled to receive or begin receiving a distribution of the vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this Article, the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.

(b) Timing of Distribution.

(1) Generally. Except as otherwise provided in this subsection (b) or in subsection (d) hereof, benefits payable to a Participant under this Section will be distributed or begin to be distributed as soon as administratively practicable after the later of (i) the date the Participant severs from employment with all Affiliates for any reason other than death or (ii) the date such Participant submits an election to receive or begin receiving such benefits in such manner as provided by the Administrative Committee. In order for such Participant’s election to be valid, his election must be filed with the Administrative Committee within the 180-day period ending on such distribution date or distribution commencement date, and the Administrative Committee (no later than 30 days and no earlier than 180 days before such distribution date) must have presented him with a notice informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive or begin receiving his distribution before the end of such period.

(2) Cashouts of Small Accounts. Notwithstanding the foregoing provisions of this subsection (b), in the event that the vested portion of the Account (excluding the Rollover Account) of any Participant who has severed from the employment of all Affiliates is less than or equal to $5,000, the full vested amount of such Account automatically will be paid to such Participant in one single-sum, cash-out distribution. In the event a Participant has no vested interest in his Account from company contributions at the time of his severance from employment, he will be deemed to have received a cash-out distribution of such Account at the time of his severance from employment, and the forfeiture provisions of Section 8.3 will apply. In the event of a mandatory distribution (within the meaning of Section 401(a)(31)(B) of the Internal Revenue Code of 1986, as amended) greater than $1,000, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Administrative Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrative Committee.

(3) Participant’s Right to Payment. Notwithstanding anything in the Plan to the contrary, unless a Participant elects to further defer the distribution of his benefit or fails to submit a claim for such distribution, in no event will payment of the Participant’s benefit be made or commence later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually severs from employment with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made or commence hereunder, payment will be made or commence no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.

(4) Required Minimum Distributions. Notwithstanding anything in the Plan to the contrary, the Participant’s Account will begin to be distributed no later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70 1⁄2, or (ii) the calendar year in which the Participant actually severs from employment with all Affiliates; provided, if such Participant is a 5 percent owner (as defined in Code Section 416), benefit payments will begin no later than the April 1 following the calendar year in which the Participant attains age 70 1⁄2. All distributions will be made in accordance with Code Section 401(a)(9), the regulations under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations) and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service, including the final regulations under Code Section 401(a)(9) that were published in the Federal Register on April 17, 2002, and on June 14, 2004. The life expectancy (1) of a Participant or (ii) of a Participant and the Participant’s Spouse (other than in the case of a life annuity) may be recalculated, but no more frequently than annually. The life expectancy of a non-Spouse Beneficiary may not be recalculated. Notwithstanding the foregoing, the provisions of this subsection and the required minimum distributions of Code Section 401(a)(9) will not apply to amounts that would otherwise be required to be paid for the 2020 calendar year (in the absence of Code Section 401(a)(9)(I), whether due by December 31, 2020, or by April 1, 2021), unless otherwise elected by the Participant. If a Participant elects to receive a payment that would have been required under this subsection in the absence of Code Section 401(a)(9)(I) and the preceding sentence, such distribution will not be treated as an Eligible Rollover Distribution by the Plan.

(c) Restrictions on Distributions from Before-Tax, Roth, Safe Harbor Matching and Supplemental Accounts. Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax, Roth, Safe Harbor Matching and Supplemental Accounts and (ii) amounts in a Participant’s Transfer Accounts relating to (A) before-tax contributions, (B) Roth contributions, (C) company contributions used to satisfy the Code Section 401(k) actual deferral percentage test, or (D) company contributions used to satisfy the Code Section 401(m) actual contribution percentage test will not be distributable to such Participant earlier than the earliest of the following to occur:

(1) The Participant’s death or Disability;

(2) The Participant’s severance from employment within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2);

(3) The termination of the Plan, provided that the requirements of Treasury Regulation Section 1.401(k)-1(d)(4) are satisfied;

(4) The attainment by such Participant of age 59 1⁄2;

(5) The Participant’s incurrence of a financial hardship as described in Section 9.2; or

(6) In the case of a distribution to a Participant during the period beginning on the date the Participant was, by reason of being a member of a reserve component (as defined in U.S.C. Title 37, Section 101), ordered or called to active duty after September 11, 2001, for a period greater than 179 days or for an indefinite period, and ending at the close of the active duty period, the date of such order or call to active duty.

(d) Delay Upon Reemployment. If a Participant becomes eligible to receive or begins receiving a benefit payment in accordance with the terms of subsection (a) and subsequently is reemployed by an Affiliate, any distributions to such Participant that have not been processed will be delayed until such Participant again becomes eligible to receive a distribution from the Plan.

10.2 Death Benefits.

If a Participant dies before payment of his benefits from the Plan is made, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee or otherwise determined in accordance with the terms of Section 10.5 will be entitled to receive a distribution of the total of the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which the distribution is processed. A Beneficiary may elect payment in any form that would be available under Section 10.3 if he were a Participant; provided, a Beneficiary may not elect installment payments that extend past the 5-year anniversary of the Participant’s date of death. As required by Code Section 401(a)(9), the Beneficiary’s Account must be distributed in full within 5 years after the date of the Participant’s death; provided, for this purpose the calendar year 2020 will be disregarded. The Administrative Committee may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the written consent of such Beneficiary.

10.3 Forms of Distribution.

(a) Method.

(1) Generally. Except as provided in subsection (2), the payment of any distribution to a Participant or Beneficiary from the Plan will be in the form of a single-sum distribution. All distributions will be paid in cash or, in the case of a single sum distribution, Holdings Stock and/or Aaron’s Stock (to the extent the Account is invested in such stock and in-kind distribution is elected by the Participant or Beneficiary).

(2) Installments. Subject to the provisions of Section 10.1(b)(4), a Participant whose vested Account balance for all subaccounts other than the Rollover Account exceeds $5,000 will be eligible to elect the following distribution options following termination of his employment with the Affiliates:

(A) Installments for Specified Term. Such Participant may elect, in any manner established by the Administrative Committee, periodic installments made in monthly, quarterly, semiannual, or annual installments over a period certain, subject to the following:

(1) If a Participant selects payment in the form of installments over a period certain, the maximum length thereof will be the joint life expectancy of such Participant and his designated Beneficiary. The life expectancy of the Participant and his Beneficiary will be calculated at the time distributions commence and will not thereafter be recalculated.

(2) If a Participant selects payment in the form of installments over a period certain, the amount of each installment payment will be equal to the Participant’s vested Account balance as of the valuation date on which the installment payment is processed, divided by the total number of remaining installment payments as of such date (including the installment payment then being processed).

(3) If installment payments of a Participant’s benefit from the Plan have begun, then at any time thereafter the Participant may elect to receive the remaining Account balance in the form of a single-sum payment or cancel the remaining installments. If the Participant cancels the remaining installments, he may make a new installment payment election for his remaining Account balance subject to the requirements of this subsection (a)(2).

(4) A Participant may not make an installment election under this subsection (A) at any time when he has an installment election under subsection (B) in effect.

(B) Installments for Specified Amount. Such Participant may elect, in any manner established by the Administrative Committee, periodic installments of a specified dollar amount payable monthly, quarterly, semiannually, or annually, subject to the following:

(1) If installment payments of a Participant’s benefit from the Plan have begun, then at any time thereafter the Participant may elect to receive the remaining Account balance in the form of a single-sum payment or cancel the remaining installments. If the Participant cancels the remaining installments, he may make a new installment payment election for his remaining Account balance subject to the requirements of this subsection (a)(2).

(2) If, at any time when an installment payment scheduled under this subsection is processed, the Participant’s vested Account balance is less than the scheduled installment payment amount, in lieu of the scheduled installment payment the Participant will receive a full distribution of his remaining vested Account balance, and no further installments will be paid thereafter.

(3) A Participant may not make an installment election under this subsection (B) at any time when he has an installment election under subsection (A) in effect.

(C) Combination Lump Sum and Installments. Such Participant may elect, in any manner established by the Administrative Committee, to receive a single lump sum payment of part of his Account balance, and have the remainder of the Account balance paid in installments in accordance with subsection (A) or (B) above.

(b) Direct Rollover Distributions.

(1) Generally. If a Participant, Surviving Spouse, spousal alternate payee under a qualified domestic relations order or Beneficiary who is the recipient of any Eligible Rollover Distribution elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution will be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan. For purposes of this provision, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).

(2) Roth Contributions. Notwithstanding subsection (b)(1) hereof, a direct rollover, as described in subsection (b)(1) hereof, of a distribution from a Participant’s Roth Account or Roth Rollover Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the transfer is permitted under the rules of Code Section 402(c).

10.4 Qualified Domestic Relations Orders.

In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan will pay the benefit provided in the order to the prescribed alternate payee(s) at such time and in such form as described in the qualified domestic relations order and permitted under the terms of the Plan. If the qualified domestic relations order requires immediate payment, the specified benefit will be paid to the alternate payee as soon as practicable after the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee will include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his Account will be reduced accordingly and will be subject to the distribution provisions in this Article. To the extent necessary or appropriate under a qualified domestic relations order, the Administrative Committee will establish a separate account (and any appropriate subaccounts) for the benefit of the alternate payee.

10.5 Beneficiary Designation.

(a) General. In accordance with the terms of this Section, Participants will designate and from time to time may redesignate their Beneficiary or Beneficiaries of the benefits described in this Article in such form and manner as the Administrative Committee may determine. A Participant will be deemed to have named his Surviving Spouse, if any, as his sole primary Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant’s benefit to a primary Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a non-Spouse primary Beneficiary without a Qualified Spousal Waiver (unless otherwise required by a qualified domestic relations order) if the Participant establishes to the satisfaction of the Administrative Committee that: (i) he has no Spouse or his Spouse cannot be located; (ii) he is legally separated from his Spouse or he has been abandoned by his Spouse (within the meaning of local law) and he has a court order to such effect; or (iii) such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe. Notwithstanding the foregoing, in the event that a Participant has designated his Spouse as Beneficiary then subsequently become divorced from that Spouse, the Spouse will be treated as having predeceased the Participant unless and until either (i) the Participant submits a new Beneficiary designation naming that Former Spouse as Beneficiary, or (ii) the Participant remarries such former Spouse.

(b) No Designation or Designee Dead or Missing. In the event that:

(1) a Participant dies without designating a Beneficiary;

(2) the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

(3) the Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year after the date benefits are to commence to such person;

then, in any of such events, the Beneficiary of such Participant will be the Participant’s Surviving Spouse, if any, and if not, then the estate of the Participant; provided, if the Participant does not have a Surviving Spouse (or the Surviving Spouse cannot be located within a reasonable period after the Participant’s death), and no claim has been made on behalf of the Participant’s estate within a reasonable period of time after the Participant’s death, then the Beneficiary will be such heirs and/or relatives of the Participant as the Administrative Committee may determine in its sole discretion, and payment to such Beneficiary will be deemed in full satisfaction of the Participant’s benefits under the Plan, without further liability with respect to such Participant’s benefits on the part of the Plan, any Participating Company, the Administrative Committee or the Trustee.

10.6 Forfeiture of Benefits by Killers.

Notwithstanding anything to the contrary in the Plan, no payment of benefits will be made under any provision of the Plan to any individual who kills the Participant or beneficiary with respect to whom such amount would otherwise be payable. An individual will be treated as having killed a Participant or beneficiary for purposes of this Section only if, by virtue of such individual’s involvement in the death of the Participant or beneficiary, such individual’s entitlement to any interest in assets of the deceased could be denied (whether or not there is in fact any such entitlement) under any applicable law, state or federal, including without limitation laws governing intestate succession, wills, jointly-owned property, bonds, and life insurance. For purposes of the Plan, any such killer will be deemed to have predeceased the Participant or beneficiary, as applicable. The Administrative Committee may withhold distribution of benefits otherwise payable under the Plan for such period of time as is necessary or appropriate under the circumstances to make a determination with regard to the application of this Section.

10.7 Claims.

(a) Rights. If a Participant, Beneficiary or any other individual (or his legal or duly authorized representative, collectively referred to herein as “claimant” or “claimants”) has any grievance, complaint or claim against the Plan, the Trust, or any agent or fiduciary of the Plan or Trust (i) under ERISA Section 502(a)(1)(B), (A) concerning his benefits due to him under the terms of the Plan, (B) to enforce his rights under the terms of the Plan, (C) to clarify his rights to future benefits under the terms of the Plan; or (ii) under ERISA Section 502(a)(2) or 502(a)(3), concerning any aspect of the operations, administration or investments of, or fiduciary actions with respect to, the Plan or Trust (collectively referred to herein as “claim” or “claims”), the claimant must submit the claim in accordance with the procedures set forth in this Section.

(b) Applicable Claims Limitation Period. All such claims made under subsection (a) hereof must be submitted within the “applicable claims limitations period.” The failure to timely submit a claim will cause the claimant to give up important legal rights and will result in the denial of any untimely claim. The “applicable claims limitations period” will be 1 year, beginning on (i) in the case of any lump-sum payment, the date on which the payment was made or should have been made, (ii) in the case of installment payments, the date on which the first installment payment was made or should have been made, or (iii) for all other claims, the date on which the action that is the subject of the claim occurred or, if later, the date the individual could reasonably have become aware of such action in the exercise of reasonable due diligence. Additionally, upon denial of an appeal pursuant to subsection (c) hereof, a claimant will have 6 months to bring a civil suit or commence arbitration (as applicable) pursuant to the terms below, against the Plan, the Trust, or any agent or fiduciary of the Plan or Trust for any claim related to such denied appeal; any such suit or arbitration initiated after such 6-month period will be barred.

(c) Initial Claim Procedure. Claims made pursuant to the terms of subsection (a) above must be filed with the Administrative Committee in a format acceptable to the Administrative Committee in its discretion in accordance with subsection (c)(1) or (c)(2) hereof, as applicable.

(1) Non-Disability Claims. Except as provided in subsection (c)(2) hereof, the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 90 days after such claim is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension will not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring (as applicable) (i) a civil action for a claim under ERISA Section 502(a)(1)(B) following an adverse determination on review, or (ii) an arbitration proceeding and only an arbitration proceeding (as provided in subsection (f) below) for a claim under ERISA Section 502(a)(2) or 502(a)(3) or claims related to additional benefits due to alleged excessive fees, each following an adverse determination on review.

(2) Claims Based on an Independent Determination of Disability. With respect to a claim for benefits under the Plan based on Disability (other than eligibility for Social Security disability benefits), the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 45 days after such claim is filed; provided, if matters beyond the control of the Administrative Committee require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 45-day period, and such extension will not exceed an additional, consecutive 30-day period; and, provided further, if matters beyond the control of the Administrative Committee require an additional extension of time for processing the claim, the Administrative Committee will furnish written notice of the second extension to the claimant prior to the end of the initial 30-day extension period, and such extension will not exceed an additional, consecutive 30-day period. Notice of any extension under this subsection (c)(2) will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action following an adverse determination on review.

(d) Review Procedure. Any claimant whose claim has been denied, or his duly authorized representative, will be entitled to appeal the denial of his claim in accordance with subsection (d)(1) or (d)(2) hereof, as applicable. The claimant or his duly authorized representative may upon request review pertinent documents related to the Plan and in the Administrative Committee’s possession, free of charge, in order to prepare the appeal.

(1) Non-Disability Claims. Except as provided in subsection (d)(2) hereof, the document containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (c) hereof. The Administrative Committee’s decision will be made within 60 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension will not exceed one additional 60-day period. If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, and state the claimant’s right to bring (as applicable) (i) a civil action for a claim under ERISA Section 502(a)(1)(B), or (ii) an arbitration proceeding and only an arbitration proceeding (as provided in subsection (f) below) for a claim under ERISA Section 502(a)(2) or 502(a)(3) or claims related to additional benefits due to alleged excessive fees.

(2) Claims Based on an Independent Determination of Disability. With respect to an appeal of a denial of benefits under the Plan based on Disability (other than eligibility for Social Security disability benefits), the document containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 180 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof. The decision will be made by the person described below (the “reviewer”) within 45 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 45-day period, and such an extension will not exceed one additional 45-day period. The review of the claimant’s appeal will not afford deference to the initial adverse benefit determination and will be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the reviewer will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual. If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, state the claimant’s right to bring a civil action, and identify all medical or vocational experts whose advice was obtained by the reviewer in connection with the claimant’s adverse benefit determination.

(e) Requirement to Exhaust Administrative Remedies. Timely completion of the claim and appeal procedures described in this Section will be a condition precedent to the commencement of any legal, equitable or arbitration action in connection with any claim by a claimant or by any other person or entity claiming rights through such claimant. For clarity, a claimant must timely complete both the initial claim procedures described in subsection (c) and the appeal procedures described in subsection (d) before he may commence (i) a civil action under ERISA Section 502(a)(1)(B), or (ii) a binding arbitration for any claim under ERISA Section 502(a)(2) or 502(a)(3) or claims related to additional benefits due to alleged excessive fees. Additionally, upon denial of an appeal pursuant to subsection (d) above, the 6-month claims limitation period described in subsection (b) shall apply.

(f) Binding Arbitration of Claims.

(1) General Rules. Upon denial of an appeal made pursuant to subsection (d) hereof, provided all mandatory claim and appeal procedures (to the extent required by ERISA Section 503) have been timely exhausted, any remaining dispute a claimant may have with respect to any issues subject to such appeal and arising under ERISA Section 502(a)(2) or 502(a)(3) or related to additional benefits due to alleged excessive fees will be resolved and may only be resolved by final and binding arbitration conducted in Atlanta, Georgia, (or such other major city that is nearest to the workplace of the claimant) before the American Arbitration Association pursuant to (i) the Employment Dispute Resolution Rules of the American Arbitration Association in effect at the time of the dispute (information available at www.adr.org) before a neutral, single arbitrator with substantial experience with respect to ERISA, and (ii) and the terms set forth in this subsection (f). In accordance with ERISA, no discovery outside of the administrative record will be permitted, and the arbitration will be determined based solely on the administrative record established for the appeal described in subsection (d) hereof. Unless the arbitrator finds that the Administrative Committee acted arbitrarily or capriciously in making its determination(s) under the claims and appeals process (in which case the arbitrator may make a de novo review of the administrative record), the arbitrator shall give deference and discretion to the determination made by the Administrative Committee. The arbitrator may award only those remedies available under ERISA Section 502(a)(2) or 502(a)(3), as applicable, and will have no power or authority to award punitive or exemplary damages.

(2) Individual Arbitration Only. The claimant must bring any dispute in arbitration on an individual basis only, and not on a class, collective or representative basis and must waive the right to commence, be a part of, or be an actual or putative class member of, any class, collective or representative action arising out of, or relating to, the Plan, including, but not limited to, any claims related to the Plan (“class action waiver”). However, if this class action waiver is found to be unenforceable by a court of competent jurisdiction, then any claim on a class, collective or representative basis shall be filed and adjudicated in the court having jurisdiction (as set forth in Section 15.4), and not in arbitration. Except as provided in the preceding sentence, this subsection (f) is intended to make mandatory individual arbitration apply (as described above) to the maximum extent permissible under ERISA; provided, if any feature of this arbitration requirement is impermissible under ERISA, arbitration as described above shall remain required with the minimum change necessary to allow the arbitration requirement to be permissible under ERISA.

(3) Cost of Arbitration. Unless otherwise required by applicable state law that is not preempted by ERISA, each of the Controlling Company and the claimant will pay 50% of the arbitrator’s fee and arbitration forum fees, and each party to the arbitration will pay its own fees (including legal fees) to arbitrate the matter; and the arbitrator may not award any such fees in any other manner. Any award made may be confirmed in the court having jurisdiction (as set forth in Section 15.4).

(4) Confidentiality. Any arbitration will be confidential; and, except as required by law, neither party may disclose the content or results of any arbitration hereunder without the prior written consent of the other parties, except that disclosure is permitted to a party’s auditors and legal advisers.

(5) Controlling Rules. To the extent there is a discrepancy between the Employment Arbitration Rules and this subsection (f), the terms of this subsection (f) shall govern.

(g) Satisfaction of Claims. Any payment to a Participant, Beneficiary or other claimant, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, will to the extent thereof be in full satisfaction of all claims hereunder.

10.8 Explanation of Rollover Distributions.

Within a reasonable period of time as defined under Code Section 402(f) before making an Eligible Rollover Distribution (which may include certain withdrawals permitted under Article IX) from the Plan, the Administrative Committee will provide the distributee with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations thereunder.

10.9 Unclaimed Benefits.

In the event a Participant or beneficiary becomes entitled to benefits under this Article and the Administrative Committee is unable to locate such Participant or beneficiary (after such diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year of the date upon which he became so entitled, the full Account of such

Participant or beneficiary will be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant or beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account, the amount of such abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) will be restored (from abandoned Accounts, Forfeitures or Contributions made by the Participating Companies) to such Participant or beneficiary, as appropriate; and, provided further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed 1 year if it believes that it is in the best interest of the Plan to do so. Notwithstanding the foregoing, if the distribution is payable upon termination of the Plan, the Administrative Committee will not be required to wait until the end of such 1-year period.

10.10 Recovery of Mistaken Payments.

If any benefit is paid to a Participant, Spouse, alternate payee or Beneficiary in an amount that is greater than the amount payable under the terms of the Plan, the Plan will recover the excess benefit amount by eliminating or reducing the Participant’s, Spouse’s, alternate payee’s or Beneficiary’s future benefit payments. If no further benefits are payable to the Participant, Spouse, alternate payee or Beneficiary under the Plan, the Administrative Committee, in its discretion, may employ such means as are available under applicable law to recover the excess benefit amount from the Participant, Spouse, alternate payee or Beneficiary.

10.11 Recordkeeper Transition Rule.

For purposes of effectuating a change in the Plan’s recordkeeper or other administrative changes, and notwithstanding anything contained in this Article to the contrary, the Administrative Committee may designate a period during which no distributions will be permitted.

ARTICLE XI

ADMINISTRATION

11.1 Administrative Committee; Appointment and Term of Office.

(a) Appointment. The Administrative Committee will consist of one or more members. As of the Effective Date, the Administrative Committee will consist of those individuals who have been so appointed by the Controlling Company.

(b) Removal; Resignation. The Board will have the right to remove any member of the Administrative Committee at any time. A member may resign at any time by written resignation to the Board. If a vacancy in the Administrative Committee should occur, a successor may be appointed by the Board.

11.2 Organization of Administrative Committee.

The Administrative Committee may elect a Chairman and a Secretary from among its members. In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate. The compensation of such agents who are not full-time Employees of a Participating Company will be fixed by the Administrative Committee and will be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee. The Administrative Committee will act by majority vote or by resolutions signed by a majority of the Administrative Committee members. Its members will serve as such without compensation.

11.3 Powers and Responsibility.

(a) Fiduciary Responsibilities. The Administrative Committee will fulfill the duties of “administrator” as set forth in ERISA Section 3(16) and will have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement. Without limiting the generality of the foregoing, the Administrative Committee, acting in its role as Named Fiduciary, will have the following duties and responsibilities:

(1) to construe the Plan and to determine all questions that arise thereunder;

(2) to decide all questions relating to the eligibility of Employees to participate in the Plan;

(3) to determine the benefits of the Plan to which any Participant or beneficiary may be entitled;

(4) to make factual findings with respect to claims for benefits;

(5) to maintain and retain records relating to Participants and beneficiaries;

(6) to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;

(7) to prepare and furnish to the Trustee and/or recordkeeper sufficient employee data and the amount of Contributions received from all sources so that the Trustee or recordkeeper may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;

(8) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(9) subject to the terms of the Trust Agreement, to provide directions to the Trustee with respect to methods of benefit payment, and all other matters where called for in the Plan or requested by the Trustee;

(10) to engage assistants and professional advisers;

(11) to arrange for fiduciary bonding;

(12) to provide procedures for determination of claims for benefits;

(13) to establish policies and procedures for the administration of the Plan;

(14) to designate, from time to time, the Trustee; and

(15) to delegate any recordkeeping or other administerial duties hereunder to any other person or third-party;

all as further set forth herein.

(b) Other Powers. In addition to serving as administrator of the Plan, the Administrative Committee has been vested with the authority to take certain actions on behalf of the Controlling Company as settlor of the Plan, including the authority to amend the Plan as provided for in Article XIII, and to grant service with predecessor employers as provided in Sections 1.85 and 1.86. In exercising such authority and in taking any other action on behalf of the Controlling Company as settlor of the Plan, the Administrative Committee will not be deemed to be acting as a Plan fiduciary.

11.4 Delegation.

The Administrative Committee will have the power to delegate specific fiduciary, administrative and ministerial responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Administrative Committee. References in the Plan to the Administrative Committee are deemed to include any person authorized to act on its behalf pursuant to this Section.

11.5 Reporting and Disclosure.

The Administrative Committee will keep all individual and group records relating to Participants and beneficiaries and all other records necessary for the proper operation of the Plan. Such records will be made available to the Participating Companies and to each Participant and beneficiary for examination during normal business hours except that a Participant or beneficiary will examine only such records as pertain exclusively to the examining Participant or beneficiary and the Plan and Trust Agreement. The Administrative Committee will prepare and will file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code and every other relevant statute, each as amended, and all regulations thereunder. This provision will not be construed as imposing upon the Administrative Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, published, preserved or filed by the Trustee or by any other fiduciary to whom such responsibilities are delegated by law or by the Plan.

11.6 Construction of the Plan.

The Administrative Committee will take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. Such remedial steps may include, but are not limited to, taking any voluntary corrective action under any correction program available through the Internal Revenue Service, Department of Labor or other administrative agency. The Administrative Committee, in its sole and full discretion, will interpret the Plan and will determine the questions arising in the administration, interpretation and application of the Plan. The Administrative Committee will endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Administrative Committee will correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.

11.7 Assistants and Advisors.

(a) Engaging Advisors. The Administrative Committee will have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisors are not paid by the Controlling Company, they will be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.

(b) Reliance on Advisors. The Administrative Committee and the Participating Companies will be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section; the Administrative Committee, the Participating Companies, and the Trustee will be fully protected in respect to any action taken by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken will be conclusive upon each of them and upon all other persons interested in the Plan.

11.8 Investment Committee.

(a) Appointment. As of the Effective Date, the Investment Committee will consist of those individuals who have been so appointed by the Controlling Company. The Board will have the right to remove any member of the Investment Committee at any time. A member may resign at any time by written resignation to the Board. If a vacancy in the Investment Committee should occur, a successor may be appointed by the Board.

(b) Duties. The Investment Committee will have the following responsibility and authority:

(1) To appoint one or more persons to serve as investment manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;

(2) To allocate the responsibility and authority being carried out by the Investment Committee among the members of the Committee;

(3) To take any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law; and

(4) To employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Investment Committee. To the extent that the costs for such assistants and advisors are not paid by a Participating Company, they will be paid at the direction of the Investment Committee from the Trust Fund as an expense of the Trust Fund.

11.9 Direction of Trustee.

The Investment Committee will have the power to provide the Trustee with general investment policy guidelines and directions to assist the Trustee respecting investments made in compliance with, and pursuant to, the terms of the Plan.

11.10 Bonding.

The Administrative Committee will arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law will be required by the Plan.

11.11 Indemnification.

Each of the Administrative Committee and the Investment Committee and each member of those committees will be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses, reasonably incurred by the committee or him in connection with any action to which the committee or he may be a party (by reason of his service as a member of a committee), except in relation to matters as to which the committee or he is adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties. The foregoing right to indemnification will be in addition to such other rights as such committee or each committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder will be in addition to and not in lieu of any rights to indemnification to which such committee or each committee member may be entitled pursuant to the by-laws of the Controlling Company. Service on the Administrative or Investment Committee will be deemed in partial fulfillment of a committee member’s function as an Employee, officer and/or director of the Controlling Company or any Participating Company, if he serves in such other capacity as well.

ARTICLE XII

ALLOCATION OF AUTHORITY AND RESPONSIBILITIES

12.1 Controlling Company.

(a) General Responsibilities. The Controlling Company, as Plan sponsor, will have the following authority and responsibilities:

(1) To appoint the Administrative Committee and the Investment Committee and to monitor each of their performances;

(2) To communicate such information to the Trustee, the Administrative Committee and the Investment Committee as each needs for the proper performance of its duties; and

(3) To provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants.

In addition, the Controlling Company will perform such duties as are imposed by law or by regulation and will serve as plan administrator in the absence of an appointed Administrative Committee.

(b) Authority of Participating Companies. Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.

12.2 Administrative Committee.

(a) General Responsibilities. The Administrative Committee will have the authority and responsibilities imposed by Article XI. With respect to the authority and responsibilities described in Section 11.3(a), the Administrative Committee will be a Named Fiduciary. The Administrative Committee will have no authority or responsibilities other than as granted in the Plan or imposed as a matter of law.

(b) Allocation of Authority. In the event any of the areas of authority and responsibilities of the Administrative Committee overlap with that of any other Plan fiduciary, the Administrative Committee will coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Administrative Committee with respect to such authority and responsibilities ultimately will be controlling.

12.3 Investment Committee.

The Investment Committee, if any is appointed, will be a Named Fiduciary with respect to its authority and responsibilities, as imposed by Article XI. The Investment Committee will have no authority or responsibilities other than those granted in the Plan and the Trust.

12.4 Trustee.

The Trustee will be a fiduciary with respect to the Trust Fund assets and will have the powers and duties set forth in the Trust Agreement.

12.5 Limitations on Obligations of Fiduciaries.

No fiduciary will have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary’s authority or delegated responsibility.

12.6 Delegation.

Named Fiduciaries will have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Named Fiduciary making such delegation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be assumed or redelegated by the Named Fiduciary.

12.7 Multiple Fiduciary Roles.

Any person may hold more than one position of fiduciary responsibility and will be liable for each such responsibility separately.

ARTICLE XIII

AMENDMENT, TERMINATION AND ADOPTION

13.1 Amendment.

The provisions of the Plan may be amended at any time and from time to time by the Board, the Administrative Committee or any duly authorized officer of the Controlling Company; provided:

(a) No amendment will increase the duties or liabilities of the Trustee without the consent of such party;

(b) Except as permitted by applicable laws, no amendment will decrease the balance or vested percentage of an Account or eliminate an optional form of benefit;

(c) No amendment will be made which would divert any of the assets of the Trust Fund to any purpose other than the exclusive benefit of Participants and Beneficiaries, except that the Plan and Trust Agreement may be amended retroactively and to affect the Accounts of Participants and Beneficiaries if necessary to cause the Plan and Trust to be qualified and exempt from taxation under the Code;

(d) No amendment, unless authorized by the Board, will result in a significant cost increase to the Controlling Company; and

(e) Each amendment made by the Administrative Committee will be approved by a majority of the Administrative Committee by resolutions, and each amendment made by an officer of the Controlling Company will be approved by a resolution executed by such officer.

13.2 Termination.

(a) Right to Terminate. The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan at any time by action of the Board. In either event, the Administrative Committee, Investment Committee, each Participating Company and the Trustee will be promptly advised of such decision in writing. For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan) refer to Section 13.3(e).

(b) Vesting Upon Complete Termination. If the Plan is terminated by the Controlling Company, the Accounts of all Participants, Beneficiaries or other successors in interest as of such date will become 100% vested and nonforfeitable. Upon termination of the Plan, the Administrative Committee will instruct the Trustee, to the extent permissible under applicable law, to pay over to each Participant the value of his interest in a single-sum payment and to thereupon dissolve the Trust.

(c) Dissolution of Trust. In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee’s decision, whichever is later, the assets under the Plan will be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described hereinbelow. Following completion of the conversion, on a date selected by the Administrative Committee, each individual with an Account under the Plan on such date will receive a distribution of the total amount then credited to his Account. The amount of cash and other property distributable to each such individual will be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined). In the case of a termination distribution as provided herein, the Administrative Committee may direct the Trustee to take any action provided in Section 10.9 (dealing with unclaimed benefits), except that it will not be necessary to hold funds for any period of time stated in such Section. Within the expense limitations set forth in the Plan, the Administrative Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies). Notwithstanding anything in the Plan to the contrary, upon termination of the Plan, the Administrative Committee may elect to transfer a missing Participant’s or beneficiary’s Account to the Pension Benefit Guaranty Corporation established by ERISA Section 4002, as permitted under ERISA Section 4050(d).

(d) Vesting Upon Partial Termination. In the event of a partial termination of the Plan as provided in Code Section 411(d)(3), the Accounts of those Participants and Beneficiaries affected will become 100% vested and nonforfeitable and, unless transferred to another qualified plan, will be distributed in a manner and at a time consistent with the terms of Article X.

13.3 Adoption of the Plan by a Participating Company.

(a) Procedures for Participation. As of the Effective Date, the Controlling Company and the other Affiliates listed on Schedule A hereto will be Participating Companies in the Plan. Any other Affiliate may become a Participating Company and commence participation in the Plan subject to the provisions of this subsection. In order for an Affiliate to become a Participating Company, the Controlling Company or the Administrative Committee must designate such company as a Participating Company and specify the effective date of such designation. The name of any Affiliate which will commence participation in the Plan, along with the effective date of its participation, may be recorded in the records of the Controlling Company or the Administrative Committee or on Schedule A hereto, which may be appropriately modified each time a Participating Company is added or deleted without necessity of amending the Plan. To adopt the Plan as a Participating Company, the company must accept designation as a Participating Company, subject to all of the provisions of this Plan and of the Trust. Upon adoption of the Plan by a Participating Company as herein provided, the Employees of such company will be eligible to participate in the Plan subject to the terms hereof and of the Administrative Committee’s designation of the adopting company as such.

(b) Single Plan. The Plan will be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-1(b)(1). All assets contributed to the Plan by the Participating Companies will be available to pay benefits to all Participants and Beneficiaries. Nothing contained herein will be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, Contributions, Forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Administrative Committee.

(c) Authority under Plan. As long as a Participating Company’s designation as such remains in effect, such Participating Company will be bound by, and subject to, all provisions of the Plan and the Trust. The exclusive authority to amend the Plan and the Trust will be vested in the Administrative Committee and the Board, and no other Participating Company will have any right to amend the Plan or the Trust. Any amendment to the Plan or the Trust adopted by the Administrative Committee or the Board will be binding upon every Participating Company without further action by such Participating Company.

(d) Contributions to Plan. A Participating Company will be required to make Contributions to the Plan at such times and in such amounts as specified in Article III. The Contributions made (or to be made) to the Plan by the Participating Companies will be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee will determine.

(e) Withdrawal from Plan. The Administrative Committee may terminate the designation of a Participating Company, effective as of any date. A company’s status as a Participating Company automatically will cease as of the date it ceases to be an Affiliate. A Participating Company may withdraw from participation in the Plan, with the approval of the Administrative Committee. The withdrawal of a Participating Company will be effective as of the last day of the Plan Year in which the notice of withdrawal is received by the Administrative Committee (unless the Controlling Company or Administrative Committee consents to a different effective date). Any Participating Company which ceases to be a Participating Company will be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued, with respect to its Employees, through the effective date of its withdrawal or termination. The withdrawing or terminating Participating Company will have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such transfer is approved by the Administrative Committee in its sole discretion.

13.4 Merger, Consolidation and Transfer of Assets or Liabilities.

In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant and Beneficiary will have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.

ARTICLE XIV

TOP-HEAVY PROVISIONS

14.1 Top-Heavy Plan Years.

The provisions set forth in this Article will become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and will supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article will not apply with respect to such subsequent Plan Year; provided further, the provisions of this Article will not apply with respect to any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are met; and, provided further, to the extent that any of the requirements of this Article are no longer required under Code Section 416 or any other Section of the Code, such requirements will be of no force or effect.

14.2 Determination of Top-Heavy Status.

(a) Application. The Plan will be considered a Top-Heavy Plan for a Plan Year if either:

(1) the Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60% of the value of the Accounts of all Participants; or

(2) the Plan is part of a Required Aggregation Group which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;

provided, the Plan will not be considered a Top-Heavy Plan for a Plan Year under subsection (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year.

(b) Special Definitions.

(1) Determination Date. The term “Determination Date” means (i) in the case of the Plan Year that includes the original effective date of the Plan, the last day of such Plan Year, and (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under (i) or (ii) above as if the term “Plan Year” means the plan year for each such other qualified plan.

(2) Key Employee. The term “Key Employee” means an Employee defined in Code Section 416(i) and the regulations thereunder. Generally, Key Employee will mean an Employee, former Employee or deceased Employee (and the beneficiaries of any such Employee) who, at any time during the Plan Year that includes the Determination Date, was either:

(A) An officer of an Affiliate having a combined annual Compensation from all Affiliates greater than $130,000 (or such other amount as is applicable for the Plan Year under Code Section 416(i)(1)(A)(i)); provided, no more than 50 Employees (or, if lesser, the greater of 3% or 10% of all Employees of an Affiliate) will be treated as officers of an Affiliate;

(B) A 5 percent owner (or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii)) of an Affiliate; or

(C) A 1 percent owner (or constructive owner within the meaning of Code Section 318, as modified by Code Section 416(i)(1)(B)(iii) and the regulations thereunder) of an Affiliate having a combined annual Compensation from all Affiliates of more than $150,000.

(3) Non-Key Employee. The term “Non-Key Employee” means any Employee who is not a Key Employee. For purposes hereof, former Key Employees will be treated as Non-Key Employees.

(4) Permissive Aggregation Group. The term “Permissive Aggregation Group” means a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(5) Required Aggregation Group. The term “Required Aggregation Group” means a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Sections 401(a)(4) or 410.

(6) Top-Heavy Group. The term “Top-Heavy Group” means a Required or Permissive Aggregation Group with respect to which the sum (determined as of a Determination Date) of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in such group, and (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group, exceeds 60% of a similar sum determined for all Employees.

(c) Special Rules. The following rules will apply in determining whether the Plan is a Top-Heavy Plan under subsection (a)(1) or (a)(2) above:

(1) The value of any account balance under any Defined Contribution Plan and the value of any accrued benefit under any Defined Benefit Plan will be determined as of the most recent valuation date that falls within, or ends with, the 12-month period ending on the Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year.

(2) The value of the Accounts under the Plan or the accounts under any other Defined Contribution Plan included in a Required or Permissive Aggregation Group for any Determination Date, other than the Determination Date for the first plan year, will include the amounts actually contributed and paid to the plan on or before the Determination Date, and will exclude any amounts to be contributed with respect to such preceding plan year but not actually paid to the plan on or before the Determination Date. The value of the accounts under any Defined Contribution Plan for the Determination Date of the first plan year will include all amounts contributed to the plan as of the Determination Date, regardless of whether such amounts will have been actually paid or merely accrued as of the Determination Date.

(3) The value of any account balance under any Defined Contribution Plan and the present value of any accrued benefit under any Defined Benefit Plan as of any Determination Date will be increased by the aggregate distributions made under the plan (including distributions under a terminated plan which, if it had not been terminated, would have been included in a Required Aggregation Group) during the 1-year period ending on the Determination Date (or, in the case of distributions made for a reason other than severance from employment, death, or disability, the 5-year period ending on the Determination Date).

(4) Accrued benefits and accounts of the following individuals will not be taken into account for a Plan Year: (A) any Non-Key Employee who, in a prior Plan Year, was a Key Employee or (B) any Employee who had not performed any services for a Participating Company at any time during the 1-year period ending on the Determination Date for such Plan Year.

(5) The value of any account balance will not include deductible employee contributions, as described in Code Section 72(o)(5)(A).

(6) The extent to which rollovers and plan to plan transfers are taken into account in determining the value of any account balance or accrued benefit will be determined in accordance with Code Section 416 and the regulations thereunder.

(7) Each Non-Key Employee’s accrued benefit under the Plan and any Defined Benefit Plans will be determined (A) under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate set forth under Code Section 411(b)(1)(C).

14.3 Top-Heavy Minimum Contribution.

(a) Multiple Defined Contribution Plans. For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate company Contributions (when added to similar contributions made under other defined contribution plans) allocated to the Account of any Active Participant who is a Non-Key Employee will not be less than the Defined Contribution Minimum. To the extent that the company Contributions are less than the Defined Contribution Minimum, additional company Contributions will be provided under the Plan. For purposes hereof, a Non-Key Employee will not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or (ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his Compensation is less than a stated amount or because he failed to make a Deferral Election for such Plan Year.

(b) Defined Contribution and Benefit Plans. In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof will be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and Defined Benefit Plans which is not less than the Defined Benefit Minimum offset by any benefits provided under the Plan and any other Defined Contribution Plans maintained by any Affiliate.

(c) Defined Contribution Minimum. The term “Defined Contribution Minimum” means, with respect to the Plan, a minimum level of company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:

(1) 3% of such Active Participant’s Compensation for such Plan Year; or

(2) if no Defined Benefit Plan of an Affiliate uses the Plan to satisfy the requirements of Code Sections 401(a)(4) or 410, the highest percentage of Compensation at which company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.

For purposes of this subsection (c), (i) qualified nonelective contributions made by the Controlling Company in order to satisfy the anti-discrimination tests of Code Section 401(k) or Section 401(m) (for example, Supplemental Contributions) may be treated as company Contributions, (ii) Participant Contributions (other than Catch-Up Contributions) and Matching Contributions will be taken into account as company Contributions for Key Employees, (iii) Matching Contributions may be treated as company Contributions and may be taken into account for satisfying the minimum contribution requirement for Non-Key Employees, and (iv) Before-Tax and Roth Contributions will not be taken into account for satisfying the minimum contribution requirement for Non-Key Employees.

(d) Defined Benefit Minimum. The term “Defined Benefit Minimum” means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as an annual retirement benefit, being not less than the product of (1) and (2), where:

(1) equals the Non-Key Employee’s average Compensation for the period of consecutive years (not exceeding 5) when such Non-Key Employee had the highest aggregate Compensation from all Affiliates; and

(2) equals the lesser of (A) 2% times such Non-Key Employee’s number of years of service or (B) 20%.

For purposes of determining the Defined Benefit Minimum, “years of service” will not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and will not include any years of service completed in a plan year beginning before January 1, 1984. Compensation in years before January 1, 1984, and Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan will be disregarded. All accruals of employer-provided benefits, whether or not attributable to years for which the Plan is top heavy, may be used in determining whether the minimum contribution requirements set forth in this Section are satisfied.

14.4 Top-Heavy Minimum Vesting.

The vesting schedule set forth in Section 8.1 satisfies the top-heavy minimum vesting requirements.

14.5 Construction of Limitations and Requirements.

The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article will not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

ARTICLE XV

MISCELLANEOUS

15.1 Nonalienation of Benefits and Spendthrift Clause.

(a) General Nonalienation Requirements. Except to the extent permitted by law and as provided in subsection (b), (c) or (d) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan will be subject to the claim of any creditor of a Participant or beneficiary or to any legal process by any creditor of such Participant or beneficiary; and neither such Participant nor beneficiary will have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.

(b) Exception for Qualified Domestic Relations Orders.

(1) The nonalienation requirements of subsection (a) hereof will apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which a transferor plan was paying benefits on January 1, 1985. The Administrative Committee will establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant will be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

(2) The Administrative Committee will establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it. The Administrative Committee, to the extent provided in a qualified domestic relations order, will direct the Trustee to pay, in a single-sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order. Such cash-out payment will be made within a reasonable period after the Administrative Committee determines that a domestic relations order is a qualified domestic relations order, or if later, when the terms of the qualified domestic relations order permit such a distribution. (See also Section 10.4.) If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits will be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan.

(c) Exception for Loans from the Plan. All loans made by the Trustee to any Participant or beneficiary will be secured by a pledge of the borrower’s interest in the Plan.

(d) Exception for Crimes Against the Plan. The nonalienation requirements of subsection (a) hereof will not apply to any offset of a Participant’s Account, benefit, payments, proceeds or distributions under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

(1) the order or requirement to pay arises, on or after August 5, 1997, (i) under a judgment of conviction for a crime involving the Plan; (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA; or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person; and

(2) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

15.2 Headings.

The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

15.3 Construction.

In the construction of the Plan, the masculine will include the feminine and the feminine the masculine, and the singular will include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a Section, subsection or Article will be interpreted as a reference to a Section, subsection or Article of the Plan, as applicable.

15.4 Governing Law and Restriction of Venue.

The provisions of the Plan shall be governed by, and construed in accordance with, ERISA or, to the extent ERISA does not apply or does not preempt applicable state law, the laws of the State of Georgia, with the exception of Georgia’s conflict of laws provision. Any action (other than an action subject to mandatory arbitration pursuant to the terms of Section 10.7(f), but not the enforcement or confirmation of any award or finding in arbitration) arising out of, in connection with, or related to, the Plan by an Employee, Participant, Beneficiary, alternate payee, claimant (as defined in Section 10.7(a)), or any other individual may only be brought or filed in the United States District Court, Northern District of Georgia or, if such District Court declines jurisdiction, in the Superior Court of Cobb County, Georgia. By participating in, and/or having a claim arising out of, in connection with, or related to, the Plan, all Participants, Beneficiaries, alternate payees and claimants waive venue and jurisdiction in all other courts.

15.5 Legally Incompetent.

The Administrative Committee may in its discretion direct that payment be made, and the Trustee will make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, to the guardian of such person, to any person having legal custody of such person, or to any person with whom such incompetent or disabled person lives, in each case without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Plan, the Administrative Committee or the Trustee.

15.6 Title to Assets, Benefits Supported Only By Trust Fund.

No Participant or beneficiary will have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or beneficiary out of the assets of the Trust Fund. Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction. The foregoing sentence notwithstanding, each Participating Company will indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences will result from their own willful misconduct or gross negligence.

15.7 Legal Action.

In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee will be the only necessary parties and no Participants, Employees, or former Employees, their Beneficiaries or any other person having or claiming to have an interest in the Plan will be entitled to any notice of process; provided, that such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity will be given in the manner and form and at the time so required. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding will be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.

15.8 Exclusive Benefit; Refund of Contributions.

No part of the Trust Fund will be used for or diverted to purposes other than the exclusive benefit of the Participants and Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:

(a) Permitted Refunds. If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Company’s request, a Contribution which is (i) made by a mistake in fact, or (ii) conditioned upon the deductibility of the Contribution under Code Section 404, will be returned to the Participating Company making the Contribution within one year after the payment of the Contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

(b) Payment of Refund. If any refund is paid to a Participating Company hereunder, such refund will be made without interest or other investment gains, will be reduced by any investment losses attributable to the refundable amount and will be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant’s Account will be debited directly against such Account.

(c) Limitation on Refund. No refund will be made to a Participating Company if such refund would cause the balance in a Participant’s Account to be less than the balance would have been had the refunded contribution not been made.

15.9 Plan Expenses.

As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust will be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it or any other Participating Company for its payment of such expenses. Upon request, the Trustee will reimburse the Controlling Company for its salary and other labor costs related to the Plan to the extent that such costs constitute proper Plan expenses. The Administrative Committee may provide for such expenses to be charged against earnings as provided in Section 7.4 and/or Forfeitures as provided in Section 5.6 or Participants’ Accounts (on a per capita basis, in proportion to the value of such Accounts or on any other basis permitted under the Code and ERISA). The Administrative Committee may provide for any expenses specifically attributable to an Account to be charged against such Account.

15.10 Satisfaction of Writing Requirement By Other Means.

In any circumstance where the Plan requires delivery of a written notice or other document, such requirement may be satisfied by electronic or any other means permitted under applicable law, pursuant to procedures and rules established by the Administrative Committee.

IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by a duly authorized officer on the date written below.

AARON’S, LLC

By:	/s/ John Karr
Title:	Vice President - Compensation and Benefits

Date:	November 6, 2020

AARON’S 401(k) RETIREMENT PLAN

SCHEDULE A

PARTICIPATING COMPANIES

[see Plan Sections 1.30, 1.59 and 13.3]

Woodhaven Furniture Industries, LLC

Aaron’s SpinCo, Inc. (to be renamed as The Aaron’s Company)

A-1

AARON’S 401(k) RETIREMENT PLAN

SCHEDULE B

PAST SERVICE CREDIT

[see Plan Sections 1.85 and 1.86]

An Employee’s service with the following entities will be taken into account as described below:

1.

An Employee who was employed by Progressive Finance Holdings, LLC, as of the date the Controlling Company acquired Progressive Finance Holdings, LLC will receive credit under the Plan for his period of employment with Progressive Finance Holdings, LLC, prior to its acquisition by the Controlling Company, for all purposes under the Plan.

2.

An Employee who was employed by Dent-A-Med, Inc. as of the date Progressive Holdings, LLC acquired Dent-A-Med, Inc. will receive credit under the Plan for this period of employment with Dent-A-Med, Inc. prior to its acquisition by Progressive Finance Holdings, LLC, for all purposes under the Plan.

3.

An individual who was employed by SEI/Aaron’s, Inc. and its affiliates (“SEI”) on July 27, 2017, and became an Employee on August 28, 2017 (in connection with the acquisition by the Controlling Company of substantially all of the assets of SEI), will receive credit under the Plan for his period of employment with SEI prior to August 28, 2017, for all purposes under the Plan.

4.

An individual who was employed by DPR Investments Ltd. and its affiliates (“DPR”) on August 5, 2018, and became an Employee on August 6, 2018 (in connection with the acquisition by the Controlling Company of assets of DPR), will receive credit under the Plan for his period of employment with DPR prior to August 6, 2018, for all purposes under the Plan.

5.

An individual who was employed by Kelly’s Rentals Inc. and its affiliates (“Kelly’s”) on July 24, 2018, and became an Employee on August 20, 2018 (in connection with the acquisition by the Controlling Company of assets of Kelly’s), will receive credit under the Plan for his period of employment with Kelly’s prior to August 20, 2018, for all purposes under the Plan.

6.

An individual who was employed by Marc Sales & Leasing LLC and its affiliates (“Marc”) on July 25, 2018, and became an Employee on August 20, 2018 (in connection with the acquisition by the Controlling Company of assets of Marc), will receive credit under the Plan for his period of employment with Marc prior to August 20, 2018, for all purposes under the Plan.

B-1

7.

An individual who was employed by NW Freedom Corp. and its affiliates (“NW”) on November 12, 2018, and who became employed by the Controlling Company and its affiliates on November 12, 2018, will receive credit for vesting and eligibility purposes under the Plan for their service with NW.

8.

An individual who was employed by Sultan Financial Corporation and its affiliates (“Sultan”) on November 12, 2018, and who became employed by the Controlling Company and its affiliates on November 12, 2018, will receive credit for vesting and eligibility purposes under the Plan for their service with Sultan.

9.

An individual who was employed by Pomona Lane Partners, LLC and its affiliates (“Pomona Lane”) on January 8, 2019, and who became employed by the Controlling Company and its affiliates on January 8, 2019, will receive credit for vesting and eligibility purposes under the Plan for their service with Pomona Lane.

10.

An individual who was employed by Rebco Investments, LLC and its affiliates (“Rebco”) on April 2, 2019, and who became employed by the Controlling Company and its affiliates on April 2, 2019, will receive credit for vesting and eligibility purposes under the Plan for their service with Rebco.

B-2